EXECUTION VERSION

ASSET PURCHASE AGREEMENT

by and among

STANDARD ACQUISITION HOLDINGS, LLC,

as a Buyer,

THE STANDARD REGISTER COMPANY,

STANDARD REGISTER INTERNATIONAL, INC.,

STANDARD REGISTER TECHNOLOGIES, INC.,

STANDARD REGISTER HOLDING COMPANY,

STANDARD REGISTER MEXICO HOLDING COMPANY,

IMEDCONSENT, LLC,

STANDARD REGISTER OF PUERTO RICO INC.,

STANDARD REGISTER HOLDING, S. DE R.L. DE C.V.,

STANDARD REGISTER SERVICIOS S. DE R.L. DE C.V.,

STANDARD REGISTER DE MEXICO, S. DE R.L. DE C.V.,

and

STANDARD REGISTER TECHNOLOGIES CANADA ULC,

as the Sellers

Dated as of March 12, 2015

Page

ARTICLE I DEFINITIONS

2

Section 1.1

Certain Defined Terms

2

Section 1.2

Table of Definitions

10

ARTICLE II PURCHASE AND SALE

12

Section 2.1

Purchase and Sale of Assets

12

Section 2.2

Excluded Assets

14

Section 2.3

Assumed Liabilities

15

Section 2.4

Excluded Liabilities

16

Section 2.5

Consents to Certain Assignments

17

Section 2.6

Contract Designation

18

Section 2.7

Consideration

20

Section 2.8

Minimum Deposit

20

Section 2.9

Closing

21

Section 2.10

Tax Allocation

24

Section 2.11

Designated Buyer(s)

25

Section 2.12

Withholding

25

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER

25

Section 3.1

Organization

26

Section 3.2

Authority

26

Section 3.3

No Conflict; Required Filings and Consents

26

Section 3.4

Transferred Assets

27

Section 3.5

Financial Statements; No Undisclosed Liabilities

27

Section 3.6

Absence of Certain Changes or Events

29

Section 3.7

Compliance with Law; Permits

29

Section 3.8

Litigation

30

Section 3.9

Employee Plans

30

Section 3.10

Labor and Employment Matters

31

Section 3.11

Insurance

33

Section 3.12

Real Property

33

Section 3.13

Intellectual Property

35

Section 3.14

Taxes

36

Section 3.15

Environmental Matters

38

Section 3.16

Material Contracts

39

Section 3.17

Accounts Receivable; Inventory.

40

Section 3.18

Customers and Suppliers.

41

Section 3.19

Certain Payments

41

Section 3.20

Brokers

42

i

(Continued)

Page

Section 3.21

Exclusivity of Representations and Warranties

42

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER

42

Section 4.1

Organization

42

Section 4.2

Authority

42

Section 4.3

No Conflict; Required Filings and Consents

42

Section 4.4

Financing

43

Section 4.5

Brokers

43

Section 4.6

Buyer’s Investigation and Reliance

43

ARTICLE V COVENANTS

44

Section 5.1

Conduct of Business Prior to the Closing

44

Section 5.2

Covenants Regarding Information

47

Section 5.3

Notification of Certain Matters

48

Section 5.4

Intercompany Arrangements

49

Section 5.5

Employee Matters

49

Section 5.6

Consents and Filings; Further Assurances

51

Section 5.7

Refunds and Remittances

53

Section 5.8

Public Announcements

53

Section 5.9

Bankruptcy Court Filings and Approval

53

Section 5.10

Name Change

55

Section 5.11

Assumed Liabilities; Adequate Assurance of Future Performance

55

Section 5.12

Sale Free and Clear

56

Section 5.13

Intellectual Property License

56

Section 5.14

Intellectual Property Registrations

56

Section 5.15

Wind-Down Amount

56

Section 5.16

Creation of Mexico Buyer

57

Section 5.17

Business Plan

57

Section 5.18

D&O Insurance

57

Section 5.19

Disclosure Schedule Update

57

Section 5.20

Transition Services

58

Section 5.21

Employee Incentive Plan

58

ARTICLE VI TAX MATTERS

58

Section 6.1

Transfer Taxes

58

Section 6.2

Tax Cooperation

59

Section 6.3

Certain Tax Elections

59

Section 6.4

Apportionment of Certain Taxes

59

(Continued)

Page

ARTICLE VII CONDITIONS TO CLOSING

60

Section 7.1

General Conditions

60

Section 7.2

Conditions to Obligations of the Sellers

60

Section 7.3

Conditions to Obligations of the Buyer

61

ARTICLE VIII TERMINATION

62

Section 8.1

Termination

62

Section 8.2

Effect of Termination

64

Section 8.3

Break-Up Fee; Expense Reimbursement Amount

65

ARTICLE IX GENERAL PROVISIONS

66

Section 9.1

Nonsurvival of Representations, Warranties and Covenants

66

Section 9.2

Fees and Expenses

66

Section 9.3

Transition of Permits

66

Section 9.4

Amendment and Modification

66

Section 9.5

Waiver

67

Section 9.6

Notices

67

Section 9.7

Interpretation

68

Section 9.8

Entire Agreement

68

Section 9.9

Parties in Interest

69

Section 9.10

Governing Law

69

Section 9.11

Submission to Jurisdiction

69

Section 9.12

Disclosure Generally

70

Section 9.13

Personal Liability

70

Section 9.14

Assignment; Successors

70

Section 9.15

Enforcement

70

Section 9.16

Currency

71

Section 9.17

Severability

71

Section 9.18

Waiver of Jury Trial

71

Section 9.19

Counterparts

71

Section 9.20

Facsimile or .pdf Signature

71

Section 9.21

Time of Essence

71

Section 9.22

No Punitive Damages

71

Section 9.23

No Presumption Against Drafting Party

71

Exhibit 1

Form of Joinder

Exhibit 2

Form of Sale Order

Exhibit 3

Form of Sale Procedures Order

Exhibit 4

Escrow Agreement

Exhibit 5

Form of US Bill of Sale

(Continued)

Page

Exhibit 6

Form of US Assumption Agreement

Exhibit 7

Form of IP Assignment Agreement

Exhibit 8

Form of Domain Transfer Agreement

Exhibit 9

Form of Mexico P&A Agreement

Exhibit 10

Form of Mexico Assumption Agreement

Exhibit 11

Form of Mexico Lease Assignments

Exhibit 12

Form of Mexico IP Assignment Agreement

Exhibit 13

Form of Certificate of Non-Foreign Status

Exhibit 14

Form of Certificate of US Real Property Interest

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of March 12, 2015 (this “Agreement”), by and among The Standard Register Company, an Ohio corporation (“Seller Parent”), Standard Register International, Inc., an Ohio corporation, Standard Register Technologies, Inc., an Ohio corporation, Standard Register Holding Company, an Ohio corporation, Standard Register Mexico Holding Company, an Ohio corporation, iMedConsent, LLC, a Delaware limited liability company, Standard Register of Puerto Rico Inc., a Delaware corporation, Standard Register Holding, S. de R.L. de C.V., a Mexican limited company, Standard Register Servicios S. de R.L. de C.V., a Mexican limited company, Standard Register de Mexico, S. de R.L. de C.V., a Mexican limited company, and Standard Register Technologies Canada ULC, a Nova Scotia unlimited liability company (Seller Parent together with the foregoing entities, each a “Seller” and collectively, the “Sellers”) and Standard Acquisition Holdings, LLC, a Delaware Limited Liability Company (the “US Buyer”).

RECITALS

A.

Following the Auction, if US Buyer is the Successful Bidder, US Buyer will form, or procure that its Affiliates or owners form, one or more entities established under the laws of Mexico (each, a “Mexico Buyer” and collectively the “Mexico Buyers” and together with the US Buyer, the “Buyers”), and cause each Mexico Buyer to execute a joinder in the form attached hereto as Exhibit 1 to become party to this Agreement (the “Joinder”).

B.

The Sellers are engaged in the business of aligning communications with corporate standards and priorities of its customers by providing market specific insights and a portfolio of solutions to address the changing business landscape in healthcare, financial services, commercial and industrial markets (the “Business”).

C.

Seller Parent and each of the other Sellers intend to file voluntary petitions for relief commencing a case under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the  District of Delaware (the “Bankruptcy Court”).

D.

The Sellers believe, following consultation with their financial advisors and consideration of available alternatives, that, in light of the current circumstances, a sale of certain of the Sellers’ assets as provided herein is necessary to preserve and maximize value, and is in the best interest of the Sellers, their creditors, and equity holders.

E.

The Sellers desire to sell to the Buyers all of the Transferred Assets and transfer to the Buyers the Assumed Liabilities and the Buyers desire to purchase from the Sellers the Transferred Assets and assume the Assumed Liabilities, upon the terms and conditions hereinafter set forth.

F.

The Transferred Assets held by the Sellers shall be sold, transferred, assigned, conveyed and delivered by the Sellers established under the laws of the United States, or any state thereof, to the US Buyer (the “US Transferred Assets”) and the Transferred Assets held by a Seller established under the laws of Mexico (each, a “Mexico Seller” and, collectively, the

“Mexico Sellers”) shall be sold, transferred, assigned, conveyed and delivered by the Mexico Sellers to the applicable Mexico Buyer (collectively, the “Mexico Transferred Assets”).

G.

The Assumed Liabilities held by the Sellers shall be sold, transferred, assigned, conveyed and delivered by the Sellers established under the laws of the United States, or any state thereof, to the US Buyer, and the Assumed Liabilities held by the Sellers established under the laws of Mexico shall be sold, transferred, assigned, conveyed and delivered by such Mexico Seller to the applicable Mexico Buyer.

H.

The execution and delivery of this Agreement and the Sellers’ ability to consummate the transactions set forth in this Agreement are subject to, among other things, the entry of the Sale Order under, inter alia, Sections 363 and 365 of the Bankruptcy Code, as further set forth herein.  The Parties desire to consummate the proposed transaction as promptly as practicable after the Bankruptcy Court enters the Sale Order.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1

Certain Defined Terms.  For purposes of this Agreement:

“ABL Credit Facility” means the credit facility pursuant to that certain Amended and Restated Loan and Security Agreement dated as of August 1, 2013 among Seller Parent, the subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto, as amended, restated, supplemented, or modified from time to time.

“ABL Term Intercreditor” means that certain Intercreditor Agreement dated as of August 1, 2013 by and among Seller Parent and certain of its affiliates, Bank of America, N.A., and Silver Point Finance, LLC.

“Action” means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority, other than an Avoidance Action.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Alternative Transaction” means at any time within the later of twelve (12) months after the Petition Date and twelve (12) months following the Termination Date, the sale, transfer or other disposition, directly or indirectly, including through an asset sale, share sale, merger, amalgamation, or other similar transaction, including a plan of reorganization approved by the Bankruptcy Court, or resulting from the Auction, of a material portion of Sellers’ assets, in a transaction or series of transactions with one or more Persons other than Buyers.

“Ancillary Agreements” means, collectively, the agreements to be executed in connection with the transactions contemplated by this Agreement, including the US Bill of Sale, the US Assumption Agreement, the IP Assignment Agreement, the Domain Transfer Agreement, the Mexico Closing Documents and the Escrow Agreement.

“Antitrust Law” means the HSR Act and any competition, merger control and antitrust Law of any other applicable supranational, national, federal, state, provincial or local Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolizing or restraining trade or lessening competition of any other country or jurisdiction, to the extent applicable to the transactions contemplated by this Agreement.

“Auction” shall have the meaning set forth in the Sale Procedures.

“Avoidance Actions” means any and all claims for relief of the Sellers under chapter 5 of the Bankruptcy Code, or state fraudulent conveyance, fraudulent transfer, or similar laws.

“Back-Up Bidder” has the meaning set forth in the Sale Procedures.

“Bankruptcy Case” means the bankruptcy cases commenced by the Sellers under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

“Bankruptcy Code” means Title 11 of the United States Code, Sections 101 et seq., as in effect or as may be amended from time to time.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of New York.

“Business Employees” means all individuals employed by the Sellers immediately prior to the Closing Date whose duties relate primarily to the Business regardless of the company payroll on which such individuals are listed, including Mexico Sellers Personnel.

“Buyer Material Adverse Effect” means any event, change, occurrence or effect that would prevent, materially delay or materially impede the performance by the Buyers of their obligations under this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competing Bid” shall mean any bid contemplating an Alternative Transaction.

“Contract” means any contract, agreement, Lease, insurance policy, capitalized lease, license, sublicense, sales order, purchase order, instrument, or other commitment, that is binding on any Person or any part of its property under applicable Law.

“control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

“Cure Claims” means amounts that must be paid and obligations that otherwise must be satisfied, pursuant to Sections 365(b)(1)(A) and (B) of the Bankruptcy Code, in connection with the assumption and assignment of the Transferred Contracts to be assumed and assigned to the Buyers, as determined pursuant to the process set forth in the Sale Procedures Order.

“Cure Claims Cap” means $12,200,000.

“DIP ABL Credit Agreement” means that certain Post-Petition Loan and Security Agreement, dated as of March 12, 2015, among the Lenders (as defined therein) and Bank of America, N.A.

“DIP Credit Agreement” means that certain Super-Priority Priming Debtor In Possession Delayed Draw Term Loan Credit Agreement, dated as of March 12, 2015, by and among the Sellers, the subsidiary guarantors from time to time parties thereto, the various financial institutions and other persons from time to time parties thereto and Silver Point Finance, LLC.

“DIP Credit Parties” has the meaning given to it in the Interim Financing Order (as defined in the DIP Credit Agreement) as it may be modified by the Final Financing Order (as defined in the DIP Credit Agreement).

“DIP Obligations” has the meaning given to it in the Interim Financing Order (as defined in the DIP Credit Agreement) as it may be modified by the Final Financing Order (as defined in the DIP Credit Agreement).

“Employee Plans” means all “employee benefit plans” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and all other compensation and benefit plans, contracts, policies, programs, practices and arrangements of the Sellers (other than routine administrative procedures) in connection with the Business in effect as of the date hereof, whether written or unwritten, formal or informal, including all pension, retirement, supplemental retirement, profit-sharing, savings and thrift, bonus, stock bonus, stock option or other cash or equity-based incentive or deferred compensation, employment, severance pay, change in control, vacation, sick leave, paid time off, welfare, fringe and medical, surgical, hospitalization, accident death and dismemberment and life insurance plans, contracts, policies, programs, practices or arrangements in which any of the Business Employees or their dependents participate.

“Encumbrance” means any charge, claim, mortgage, lien, encumbrance, option, pledge, security interest or other restriction of any kind.

“Environmental Claim” means any action, cause of action, claim, suit, proceeding, investigation, order, demand or notice by any Person alleging Liability (including Liability for investigatory costs, governmental response costs, remediation or clean-up costs, natural resources damages, property damages, personal injuries, attorneys’ fees, fines or penalties) arising out of, based on, resulting from or relating to (a) the presence, Release or threatened Release of, or exposure to any Hazardous Materials; (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (c) any other matters covered or regulated by, or for which liability is imposed under, Environmental Laws.

“Environmental Law” means any Law relating to pollution, the protection of, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety, ecological planning or zoning including Laws relating to: (a) the exposure to, or Releases or threatened Releases of, Hazardous Materials; (b) the generation, manufacture, processing, distribution, use, transport, treatment, containment, storage, disposal, or handling of Hazardous Materials; or (c) recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

“Environmental Permit” means any Permit required under or issued pursuant to any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means all employers, trades or businesses (whether or not incorporated) that would be treated together with the Sellers as a single employer for purposes of Section 4001 of ERISA or Sections 414 (b), (c), (m) or (o) of the Code.

“Final Order” means an order of the Bankruptcy Court or any other court of competent jurisdiction (a) as to which the time to appeal shall have expired and as to which no appeal shall then be pending or (b) if a timely appeal shall have been filed or sought, either (i) no stay of the Order shall be in effect, (ii) no motion or application for a stay of the Order shall be filed and pending or such motion or application shall have been denied, or (iii) if such a stay shall have been granted, then (A) the stay shall have been dissolved or (B) a final order of the district court or circuit court having jurisdiction to hear such appeal shall have affirmed the Order and the time allowed to appeal from such affirmance or to seek review or rehearing (other than a motion pursuant to Rule 60(b) of the Federal Rules of Civil Procedure) thereof shall have expired and the taking or granting of any further hearing, appeal or petition for certiorari shall not be permissible, and if a timely appeal of such district court or circuit court Order or timely motion to seek review or rehearing of such Order shall have been made, any appellate court having jurisdiction to hear such appeal or motion (or any subsequent appeal or motion to seek review or rehearing) shall have affirmed the district court’s (or lower appellate court’s) order upholding the Order of the Bankruptcy Court and the time allowed to appeal from such affirmance or to seek review or rehearing thereof shall have expired and the taking or granting of any further hearing, appeal or petition for certiorari shall not be permissible; provided, however, that the Buyers in their sole discretion may treat any Order for which a motion or application for a stay is filed or pending as a Final Order by affirmatively agreeing to such treatment in a writing signed by the Buyers.

“First Lien Term Loan Facility” means the credit facility pursuant to that certain First Lien Credit Agreement dated as of August 1, 2013 by and among Seller Parent, WorkflowOne LLC, the subsidiary guarantors party thereto, the lenders party thereto, and Silver Point Finance, LLC, as amended, restated, supplemented, or modified from time to time.

“Full Payment” has the meaning given to it in the Interim Financing Order (as defined in the DIP Credit Agreement) as it may be modified by the Final Financing Order (as defined in the DIP Credit Agreement).

“GAAP” means United States generally accepted accounting principles as in effect on the date hereof.

“Governmental Authority” means any United States or non-United States national, federal, state or local governmental, regulatory or administrative authority, agency, court or commission or any other judicial or arbitral body, including, without limitation the Bankruptcy Court.

“Hazardous Materials” means any material, substance, chemical, or waste (or combination thereof) that (a) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Law relating to pollution, waste, or the environment; or (b) can form the basis of any Liability under any Law relating to pollution, waste, or the  environment.

“Infringe” means infringe, misappropriate or otherwise violate.

“Initial Credit Bid” means a credit bid by the Agent (as defined in the First Lien Term Loan Facility) or a subagent of such Agent under the First Lien Term Loan Facility on behalf of the related Lenders (as defined in the First Lien Term Loan Facility) in the full amount of the indebtedness under such First Lien Term Loan Facility.

“Intellectual Property” means all intellectual property and intellectual property rights and rights in confidential information of every kind and description throughout the world, including all U.S. and foreign (a) trade names, trademarks and service marks, business names, corporate names, domain names, trade dress, logos, slogans, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”); (b) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”); (c) copyrights and copyrightable subject matter (whether registered or unregistered) (“Copyrights”); (d) rights in computer programs (whether in source code, object code, or other form) and software systems, algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”); (e) confidential or proprietary information, trade secrets and know-how, and all other inventions, proprietary processes, formulae, models, and methodologies (“Trade Secrets”); (f) rights of publicity, privacy rights, and rights to personal information; (g) all rights in the foregoing and in other similar intangible assets; (h) all applications and registrations for any of the foregoing; and (i) all rights and remedies (including the right to sue for and recover damages) against past, present, and future infringement, misappropriation, or other violation relating to any of the foregoing.

“IRS” means the Internal Revenue Service of the United States.

“Knowledge” with respect to the Sellers means the actual (but not constructive or imputed) knowledge of the persons listed in Schedule 1.1(a) of the Disclosure Schedules as of the date of this Agreement after due inquiry (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate).

“Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Authority.

“Lease” means a lease, sublease, license, or other use or occupancy agreement with respect to the real property to which a Seller is a party as lessee, sublessee, tenant, subtenant or in a similar capacity (other than those Leases rejected pursuant to that certain Debtors’ First Omnibus Motion for Order Authorizing Rejection of Certain Unexpired Leases Effective as of the Petition Date).

“Leased Real Property” means the leasehold interests held by Sellers under the Leases (other than any Leases withdrawn pursuant to Section 2.6).

“Liability” means any debt, loss, claim, damage, demand, fine, judgment, penalty, liability or obligation (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due).

“Material Adverse Effect” means any event, change, condition, occurrence or effect that would individually or in the aggregate (a) result in, or is reasonably likely to result in, a material adverse effect on the business, properties, liabilities, financial condition, results of operations or prospects of the Business or Transferred Assets, taken as a whole, or the Assumed Liabilities or (b) prevent, materially delay or materially impede the performance by the Sellers of their obligations under this Agreement or the consummation of the transactions contemplated hereby, other than any event, change, condition, occurrence or effect or arising out of, attributable to or resulting from, alone or in combination, (i) general changes or developments in the industry in which the Business operates, (ii) changes in general economic, financial market or geopolitical conditions, (iii) natural disasters or calamities, (iv) changes in any applicable Laws or GAAP or interpretations thereof, (vi) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (vii) the filing of the Bankruptcy Case and any actions approved by the Bankruptcy Court, or (viii) any action taken by the Sellers which is required by this Agreement; provided, however, that changes or developments set forth in clauses (i), (ii) or (iv) may be taken into account in determining whether there has been or is Material Adverse Effect if such changes or developments have a disproportionate impact on the Transferred Assets, taken as a whole, relative to the other participants in the industries and markets in which the Business operates.

“Order” means any award, writ, injunction, judgment, order or decree entered, issued, made, or rendered by any Governmental Authority.

“Ordinary Course of Business” means the operation of the Business in the ordinary and usual course consistent in nature, scope and magnitude with past practice and custom of the Sellers, as such practice and custom is, or may have been, reasonably modified as a result of the Bankruptcy Case, and taken in the ordinary course of normal, day-to-day operations in compliance with applicable Law in all material respects, in each case subject to (a) the filing of the Bankruptcy Case, (b) any Orders of the Bankruptcy Court, and (c) the conduct of the auction process as contemplated by the bidding procedures set forth in the Sale Procedures Order.

“Owned Real Property” means the owned real property described in Schedule 3.12(a) of the Disclosure Schedules, including all improvements and structures thereon and appurtenances belonging thereto.

“Party” or “Parties” means, individually or collectively, the Buyers and the Sellers.

“Permitted Encumbrance” means (a) statutory liens for current Taxes not yet due and delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings, (b) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the Ordinary Course of Business relating to obligations as to which there is no default on the part of the Seller for a period with respect to amounts not yet overdue (provided that such amounts arising or accruing prior to Closing remain Excluded Liabilities), or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation), (c) with respect to the Real Property, minor title defects or irregularities that do not, individually or in the aggregate, materially impair the value or use of such Real Property, (d) as to any Lease, any Encumbrance affecting solely the interest of the landlord thereunder and not the interest of the tenant thereunder, which do not materially impair the value or use of such Lease, and (e) other exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and encumbrances that do not materially interfere with the use or value of the Transferred Assets that are Owned Real Property subject to such encumbrances (the Encumbrances in clauses (d) and (e), the “Lease Encumbrances”).

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Petition Date” means the date on which the Sellers commence the Bankruptcy Case.

“Pre-Petition ABL Debt” has the meaning given to it in the Interim Financing Order (as defined in the DIP Credit Agreement) as it may be modified by the Final Financing Order (as defined in the DIP Credit Agreement).

“Qualified Leave Recipient” means any Business Employee who is employed by Sellers in the Business and who is absent from work as of immediately prior to the Closing Date as a result of an approved leave of absence, including (a) those on military leave and family and medical leave, (b) those on other approved leaves of absence, but only to the extent they have reemployment rights guaranteed under federal or state Law, under any applicable collective bargaining agreement or under any leave of absence policy of the Sellers and (c) those on short-term disability under the Sellers’ short-term disability program.

“Real Property” shall mean the Leased Real Property and the Owned Real Property.

“Release” means any release, spill, emission, discharge, leaking, pouring, dumping or emptying, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, soil, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“Representatives” means, with respect to any Person, the officers, directors, principals, employees, agents, auditors, advisors, bankers and other representatives of such Person.

“Return” means any return, declaration, report, statement, information statement and other document, including any schedule or attachment thereto or amendment thereof, required to be filed with any Governmental Authority with respect to Taxes.

“Sale Hearing” means the hearing conducted by the Bankruptcy Court to approve the transactions contemplated by this Agreement.

“Sale Order” means an Order of the Bankruptcy Court approving this Agreement and the transactions contemplated hereby, the form of which Order is attached hereto as Exhibit 2, with such changes as may be required by the Bankruptcy Court that are in form and substance acceptable to the Buyers and the Sellers.

“Sale Procedures” means the bidding procedures set forth in the Sale Procedures Order, to be entered by the Bankruptcy Court.

“Sale Procedures Hearing” means the hearing conducted by the Bankruptcy Court to approve the Sales Procedures Order.

“Sale Procedures Order” means the form of order attached hereto as Exhibit 3, or once entered, the Order of the Bankruptcy Court, which Order shall be substantially in the form attached hereto as Exhibit 3, with such changes as may be required by the Bankruptcy Court that are in form and substance reasonably satisfactory to the Buyers and the Sellers.

“Second Lien Term Loan Facility” means the credit facility pursuant to that certain Second Lien Credit Agreement dated as of August 1, 2013 by and among Seller Parent, WorkflowOne LLC, the subsidiary guarantors party thereto, the lenders party thereto, and Silver Point Finance, LLC, as amended, restated, supplemented, or modified from time to time.

“Subsidiary” means, with respect to any Person, any other Person of which at least 50% of the outstanding voting securities or other voting equity interests are owned or controlled by such Person or by one or more of its respective Subsidiaries.

“Successful Bidder” shall have the meaning set forth in the Sale Procedures.

“Taxes” means (a) any and all U.S. federal, state and local, foreign, and other taxes, charges, fees, duties, levies, tariffs, imposts, tolls, customs or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, branch profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, fringe, fringe benefits, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, wealth, net wealth, net worth, export and import fees and charges, registration fees, tonnage, vessel, deposits, or other taxes, fees, assessments, customs, duties, levies, tariffs, imposts, tolls, or charges of any kind whatsoever imposed by any Governmental Authority, together with any interest, penalties, inflationary adjustments, additions to tax, fines or other additional amounts imposed thereon, with respect thereto, or related thereto, wherever and whenever imposed, (b) any and all liability for the payment of any items described in clause (a) above arising from, through, attributable to, or with respect to a place of business, permanent establishment, or a branch or as a result of being (or ceasing to be) a member of a fiscal unity, affiliated, consolidated, combined, unitary, or other similar group (or being included) in any Return related to such group, (c) any and all liability for the payment of any amounts as a result of any successor or transferee liability, in respect of any items described in clause (a) or (b) above, and (d) any and all liability for the payment of any items described in clause (a) or (b) above as a result of, or with respect to, any express or implied obligation to indemnify any other Person pursuant to any tax sharing, tax indemnity or tax allocation agreement or similar agreement or arrangement with respect to taxes.

“Term Loan Facilities” means the First Lien Term Loan Facility and the Second Lien Term Loan Facility.

“Transferred Contracts” means all Contracts and Leases of each Seller that relate to the Business and which are listed in Schedule 1.1(b) of the Disclosure Schedules, which schedule shall be provided by US Buyer to the Sellers as provided in, and may be adjusted pursuant to, Section 2.6.

“Wind-Down Amount” means an amount specified in the Wind-Down Budget which shall be funded pursuant to the DIP Credit Agreement to Seller Parent prior to Closing to be held in trust and administered by the Sellers in accordance with Section 5.15 and the Wind-Down Budget; provided that any remaining amount of the Wind-Down Amount not required to fund the costs of winding down the Sellers’ estates after the Closing Date in accordance with Section 5.15 shall be promptly delivered by the Sellers to the Buyers.

“Wind-Down Budget” means a budget as set forth in the DIP Credit Agreement.

Section 1.2

Table of Definitions.  The following terms have the meanings set forth in the Sections referenced below:

Definition

Location

Agreement

Preamble

Allocation

Section 2.10(a)

Allocation Dispute

Section 2.10(a)

Allocation Dispute Notice

Section 2.10(a)

Antitrust Authority

Section 5.6(a)

Apportioned Taxes

Section 6.4

Assumed Liabilities

Section 2.3(a)

Balance Sheet

Section 3.5(e)

Bankruptcy Court

Recitals

Break-Up Fee

Section 8.3(a)

Business

Recitals

Business Permits

Section 2.1(g)

Business Plan

Section 5.17

Buyer Default Termination

Section 2.8

Buyer Plans

Section 5.5(f)

Buyers

Recitals

Cash Component

Section 2.7(a)

Closing

Section 2.9(a)

Closing Date

Section 2.9(a)

Company SEC Documents

Section 3.5(a)

Copyrights

Section 1.1

Designated Buyer

Section 2.11(a)

Disclosure Schedules

ARTICLE III

Dispute

Section 2.10(a)

Disputed Cure Claims

Section 2.6(c)

Domain Transfer Agreement

Section 2.9(b)(iii)

Employee Incentive Plan

Section 5.21

Employment Offer

Section 5.5(b)

Escrow Agent

Section 2.8

Escrow Agreement

Section 2.8

Exchange Act

Section 3.5(a)

Excluded Assets

Section 2.2

Excluded Liabilities

Section 2.4

Executory Contract

Section 2.6(a)

Executory Contract List

Section 2.6(a)

Expense Reimbursement Amount

Section 8.3(b)

Foreign Benefit Plan

Section 3.9(g)

HSR Act

Section 3.3(b)

IMSS

Section 3.10(k)

INFONAVIT

Section 3.10(k)

Inventory

Section 2.1(f)

IP Assignment Agreement

Section 2.9(b)(iii)

Joinder

Recitals

Lease Assignment Documents

Section 2.9(b)(ix)

Lease Encumbrances

Section 1.1

Lender Owner

Section 2.7(b)

Material Contracts

Section 3.16(a)

Mexico Assumption Agreement

Section 2.9(b)(iv)

Mexico Buyer

Recitals

Mexico Buyers

Recitals

Mexico Closing Documents

Section 2.9(b)(iv)

Mexico Lease Assignments

Section 2.9(b)(iv)

Mexico P&A Agreement

Section 2.9(b)(iv)

Mexico Seller

Recitals

Mexico Sellers

Recitals

Mexico Sellers Personnel

Section 5.5(j)(i)

Mexico Transferred Assets

Recitals

MFLL

Section 5.5(j)(i)

Minimum Deposit

Section 2.8

MSSL

Section 5.5(j)(i)(A)

Neutral Firm

Section 2.10(a)

Non-Transferred Mexico Sellers Employee

Section 5.5(j)(i)

Permits

Section 3.7(b)

Phase I Assessments

Section 5.2(b)

Post-Closing Tax Period

Section 6.4

Pre-Closing Tax Period

Section 6.4

Purchase Price

Section 2.7(a)

Sale Motion

Section 5.9(a)

SAR

Section 3.10(k)

SEC

Section 3.5(a)

Securities Act

Section 3.5(a)

Seller

Preamble

Seller Financial Statements

Section 3.5(b)

Seller Parent

Preamble

Sellers

Preamble

Software

Section 1.1

Termination Date

Section 8.1

Trade Secrets

Section 1.1

Trademarks

Section 1.1

Transfer Taxes

Section 6.1

Transferred Assets

Section 2.1

Transferred Employee

Section 5.5(b)

Undisputed Cure Claims

Section 2.6(a)

US Assumption Agreement

Section 2.9(b)(ii)

US Bill of Sale

Section 2.9(b)(i)

US Buyer

Preamble

US Transferred Assets

Recitals

ARTICLE II

PURCHASE AND SALE

Section 2.1

Purchase and Sale of Assets.  Upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers established under the laws of the United States, or any state thereof, as to the US Transferred Assets, and Mexico Sellers, as to the

Mexico Transferred Assets, and as to any Transferred Assets held by Standard Register Technologies Canada ULC as designated by US Buyer, shall sell, assign, transfer, convey and deliver to the applicable Buyer all of the Sellers’ right, title and interest as of the Closing Date in and to the Transferred Assets, and the Buyers shall purchase, acquire, accept and pay for the Transferred Assets and assume the applicable Assumed Liabilities.  “Transferred Assets” shall mean all right, title and interest of the Sellers to or under the properties and assets of Sellers of every kind and description, wherever located, whether real, personal or mixed, tangible or intangible (but excluding in each case, for the avoidance of doubt, any Excluded Assets), including all right, title and interest of the Sellers in, to or under:

(a)

all Transferred Contracts, but only to the extent designated as Transferred Contracts pursuant to Section 2.6;

(b)

all Real Property and other interests in real property, together in each case with the Sellers’ right, title and interest in and to all structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances relating to the foregoing;

(c)

all Intellectual Property owned, licensed, used or held for use by or on behalf of a Seller, including all Intellectual Property listed on Schedule 3.13(a)(i) of the Disclosure Schedules;

(d)

all accounts receivable, notes receivable and other receivables due to the Sellers, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto;

(e)

all machinery, equipment, furniture, furnishings, parts, spare parts, vehicles and other tangible personal property owned by the Sellers;

(f)

all raw materials, works-in-progress, finished goods, supplies, packaging materials and other inventories owned by the Sellers (the “Inventory”);

(g)

all Permits held by the Sellers (the “Business Permits”), but only to the extent such Permits may be transferred under applicable Law;

(h)

all books of account, general, financial, accounting and personnel records, files, invoices, customers’ and suppliers’ lists, other distribution lists, billing records, sales and promotional literature, manuals and customer and supplier correspondence owned by the Sellers relating to the Business;

(i)

telephone, telex and telephonic facsimile numbers and other directory listings used by the Sellers;

(j)

all goodwill associated with the Transferred Assets or the Business;

(k)

except for the Wind-Down Amount (other than amounts to be returned to the Buyers as set forth in Section 5.15(e) and Section 5.15(f)), all of the Sellers’ cash and cash equivalents, and bank accounts;

(l)

to the extent related to the Transferred Assets or Business and except as set forth in Section 2.2(c), all rights, claims or causes of action of the Sellers against third parties arising out of events occurring prior to the Closing, including and, for the avoidance of doubt, arising out of events occurring prior to the Petition Date, and including any rights under or pursuant to any and all warranties, representations and guarantees made by suppliers, manufacturers and contractors relating to products sold, or services provided, to the Sellers;

(m)

all copies of Tax records related to the Transferred Assets or the Business;

(n)

with respect to the Sellers, all rights to Tax refunds, credits or similar benefits relating to the Transferred Assets or the Business;

(o)

the equity interests listed in Schedule 2.1(o) of the Disclosure Schedules;

(p)

all of the rights and claims of the Sellers available under the U.S. Bankruptcy Code, of whatever kind or nature, as set forth in sections 544 through 551, inclusive, 553, 558 and any other applicable provisions of the U.S. Bankruptcy Code solely with respect to trade obligations paid prior to the Petition Date, and any related claims and actions arising under such sections by operation of Law or otherwise, including any and all proceeds of the foregoing, (such rights and claims not to be prosecuted by the Buyers or any other entity); and

(q)

all credits, prepaid expenses, security deposits, other deposits, refunds, prepaid assets or charges, rebates, setoffs, and loss carryforwards of the Sellers.

At any time at least one (1) Business Day prior to the Closing, the Buyers may, in their discretion by written notice to the Sellers, designate any of the Transferred Assets as additional Excluded Assets, which notice shall set forth in reasonable detail the Transferred Assets so designated; provided, that there shall be no reduction in the Purchase Price if they elect to designate any Transferred Asset as an Excluded Asset.  Notwithstanding any other provision hereof, the Liabilities of the Sellers under or related to any Transferred Asset excluded under this paragraph will constitute Excluded Liabilities.

Section 2.2

Excluded Assets.  Notwithstanding anything contained in Section 2.1 to the contrary, the Sellers are not selling, and the Buyers are not purchasing, any assets other than the Transferred Assets, and without limiting the generality of the foregoing, the term “Transferred Assets” shall expressly exclude the following assets of the Sellers, all of which shall be retained by the Sellers (collectively, the “Excluded Assets”):

(a)

the Sellers’ documents prepared in connection with this Agreement or the transactions contemplated hereby or relating to the Bankruptcy Case, Returns or Tax work papers or records, and any books and records that any Seller is required by Law to retain;

(b)

all accounting records (including records relating to Taxes) and internal reports to the extent relating to the business activities of the Sellers that are not Transferred Assets;

(c)

except those described in Section 2.1(p), all Avoidance Actions;

(d)

all insurance policies and binders;

(e)

all rights, claims and causes of action relating to any Excluded Asset or any Excluded Liability;

(f)

except those described in Section 2.1(o), shares of capital stock or other equity interests of any Seller or securities convertible into or exchangeable or exercisable for shares of capital stock or other equity interests of any Seller;

(g)

all of Sellers’ rights under any Employee Plan and the assets thereof;

(h)

except to the extent designated as a Transferred Contract at Closing, all contracts between a Seller, on the one hand, and any direct or indirect Affiliate of such Seller, on the other hand, and all intercompany receivables owed to a Seller by any direct or indirect Affiliate of such Seller, including contracts or intercompany receivables relating to Taxes;

(i)

the assets of the Sellers listed in Schedule 2.2(i) of the Disclosure Schedules; and

(j)

all rights of the Sellers under this Agreement and the Ancillary Agreements.

Section 2.3

Assumed Liabilities.

(a)

In connection with the purchase and sale of the Transferred Assets pursuant to this Agreement, at the Closing, the applicable Buyer shall assume and pay, discharge, perform or otherwise satisfy only the following Liabilities (excluding in each case, for the avoidance of doubt, any Excluded Liabilities) (the “Assumed Liabilities”):

(i)

any Liabilities for Transfer Taxes to be paid by such Buyer pursuant to Section 6.1;

(ii)

all Liabilities of the Sellers under the Transferred Contracts and the transferred Business Permits to be performed on or after, or in respect of periods following, the Closing Date;

(iii)

the Cure Claims up to the Cure Claims Cap unless agreed as set forth in Section 2.6;

(iv)

all Liabilities for the trade payables arising after the Petition Date, or subject to administrative expense status under section 503(b)(9) of the Bankruptcy Code with the vendors provided to the US Buyer prior to the date hereof;

(v)

all Liabilities (i) arising under the Employee Incentive Plan to the extent not paid pursuant to the DIP Budget (as defined in the DIP Credit Agreement); and (ii) assumed by the Buyers pursuant to Section 5.5; and

(vi)

all Liabilities for the customer programs listed on Schedule 2.3(a)(vi) of the Disclosure Schedules to the extent US Buyer agrees to assume such obligations in its sole discretion.

(b)

Notwithstanding anything in this Agreement to the contrary, the Sellers hereby acknowledge and agree that the Buyers are not assuming from the Sellers, nor are in any way responsible for, the Excluded Liabilities. The transactions contemplated by this Agreement shall in no way expand the rights or remedies of any third party against the Buyers or the Sellers as compared to the rights and remedies that such third party would have had against the Sellers or the Buyers absent the Bankruptcy Case or Buyers assumption of such Assumed Liabilities. Other than the Assumed Liabilities, the Buyers are not assuming and shall not be liable for any Liabilities of the Sellers.

Excluded Liabilities.  Notwithstanding any other provision of this Agreement to the contrary, the Buyers are not assuming any Liability that is not an Assumed Liability (the “Excluded Liabilities”), including the following:

(a)

any and all Liabilities for Taxes arising from or with respect to (i) the Transferred Assets or the operation of the Business that are incurred in, or attributable to, any taxable period, or portion thereof, ending on or prior to the Closing Date, or (ii) the transactions contemplated by this Agreement that occur on the Closing Date, other than Transfer Taxes that are Assumed Liabilities;

(b)

any and all Liabilities of the Sellers under any Contract of the Sellers that is not a Transferred Contract whether accruing prior to, at, or after the Closing Date;

(c)

any and all Liabilities of any Seller resulting from the failure to comply with any applicable “bulk sales,” “bulk transfer” or similar Law;

(d)

any Liability retained by the Sellers pursuant to Section 5.5 or arising in respect of or relating to Business Employees (whether arising before or after the Closing) or any Employee Plan, whenever arising, except for Liabilities assumed by the Buyers pursuant to Section 5.5;

(e)

any and all Liabilities in any way attributable to (i) the employment or service of current or former employees, directors or consultants of the Sellers or any current or former Subsidiary of the Sellers who is not a Transferred Employee, regardless of whether such Liability is attributable to the period before, on or after the Closing Date, (ii) the employment of Transferred Employees to the extent attributable to the period at or before the Closing, or (iii) any Employee Plans;

(f)

without impacting the scope of Section 2.4(e), any pension or retirement Liability of the Sellers to their current or former employees;

(g)

all Liabilities arising under any collective bargaining laws, agreements or arrangements;

(h)

any non-ordinary course Liability of the Sellers arising in the Bankruptcy Case;

(i)

any indebtedness for borrowed money, or guarantees thereof, of the Sellers;

(j)

any Liability to distribute to any Seller’s shareholders or otherwise apply all or any part of the consideration received hereunder;

(k)

any and all Liabilities arising under any Environmental Law or any other Liability in connection with any environmental, health, or safety matters arising from or related to (i) the ownership or operation of the Business or the Transferred Assets on or before the Closing Date, (ii) any action or inaction of the Sellers or of any third party relating to the Business or Transferred Assets on or before the Closing Date, (iii) any formerly owned, leased or operated properties of the Sellers, or (iv) any condition first occurring or arising on or before the Closing Date with respect to the Business or the Transferred Assets;

(l)

any and all Liability for: (i) costs and expenses incurred by the Sellers or owed in connection with the administration of the Bankruptcy Case (including the U.S. Trustee fees, the fees and expenses of attorneys, accountants, financial advisors, consultants and other professionals retained by Sellers, and any official or unofficial creditors’ or equity holders’ committee and the fees and expenses of the post-petition lenders or the pre-petition lenders incurred or owed in connection with the administration of the Bankruptcy Case); (ii) all costs and expenses of the Sellers incurred in connection with the negotiation, execution and consummation of the transactions contemplated under this Agreement; and (iii) all costs and expenses arising out of or related to any third party claims against the Sellers, pending or threatened, including any warranty or product claims;

(m)

other than as set forth in Section 2.3(a)(i), any Liabilities for Taxes of Sellers arising on or after the Closing;

(n)

any Liability of the Sellers under this Agreement or the Ancillary Agreements; and

(o)

any Liability or obligation to the extent solely relating to an Excluded Asset.

Section 2.5

Consents to Certain Assignments.

(a)

Notwithstanding anything in this Agreement or any Ancillary Agreement to the contrary, this Agreement and the Ancillary Agreements shall not constitute an agreement to transfer or assign any asset, permit, claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention under any agreement or Law to which any Seller is a party or by which it is bound, or in any way adversely affect the rights of the Sellers or, upon transfer, the Buyers under such asset, permit, claim or right, unless the applicable provisions of the Bankruptcy Code permits and/or the Sale Order authorizes the assumption and assignment of such asset, permit, claim, or right irrespective of the consent or lack thereof of a third party.  If, with respect to any Transferred Asset, such consent is not obtained or such assignment is not attainable pursuant to the Bankruptcy Code or the Sale Order, then such Transferred Asset shall not be transferred hereunder, and the Closing shall proceed with respect to the remaining Transferred Assets and the Sellers shall use their reasonable best efforts (which efforts will be subject to any winding-down of operations and related capabilities of the Sellers post-Closing), and the Buyers shall cooperate with the Sellers, to obtain any such consent and to resolve the impracticalities of assignment after the Closing, provided, that the Sellers shall not have any liability to the Buyers arising out of or relating to the failure to obtain any such consent on a post-Closing basis.

(b)

If (i) notwithstanding the applicable provisions of Sections 363 and 365 of the Bankruptcy Code and the Sale Order and the reasonable best efforts of the Sellers, any consent is not obtained prior to Closing and as a result thereof the Buyers shall be prevented by a third party from receiving the rights and benefits with respect to a Transferred Asset intended to be transferred hereunder, (ii) any attempted assignment of a Transferred Asset would adversely affect the rights of the Sellers thereunder so that the Buyers would not in fact receive all the rights and benefits contemplated, or (iii) any Transferred Asset is not otherwise capable of sale and/or assignment (after giving effect to the Sale Order and the Bankruptcy Code), then, in each case, the Sellers shall, subject to any approval of the Bankruptcy Court that may be required, at the request of the Buyers cooperate with Buyers in any lawful and commercially reasonable arrangement under which the Buyers would, to the extent practicable, obtain the economic claims, rights and benefits under such asset and assume the economic burdens and obligations with respect thereto in accordance with this Agreement, including by subcontracting, sublicensing or subleasing to the Buyers; provided, that all reasonable out-of-pocket expenses of such cooperation and related actions shall be paid by the Buyers.  Seller Parent shall promptly pay to the Buyers when received all monies received by the Sellers under such Transferred Asset or any claim or right or any benefit arising thereunder and the Buyers shall indemnify and promptly pay the Sellers for all Liabilities of the Sellers associated with such arrangement, if requested.

Section 2.6

Contract Designation.

(a)

No later than March 31, 2015, Sellers shall deliver to the Buyers a true, correct and complete, to the best of the Sellers’ knowledge, list (the “Executory Contract List”) of all Contracts related to the Transferred Assets or otherwise used, or held for use, in connection with the Business as it is conducted by the Sellers (each, an “Executory Contract”). The Executory Contract List shall describe the monetary amounts that must be paid and nonmonetary obligations that otherwise must be satisfied, including pursuant to Section 365(b)(1)(A) and (B) of the Bankruptcy Code, in order for Buyers to assume the Transferred Contracts pursuant to this Agreement (“Undisputed Cure Claims”).  The Sellers will use commercially reasonable efforts to provide the Buyers with copies of each such Contract so as to permit Buyer to review such Contracts to determine such other commercial information related to the Contracts listed thereon as Buyer desires.

(b)

Subject to the entry of the Sale Procedures Order and to the terms and provisions thereof, no later than the tenth (10th) Business Day following entry of the Sale Procedures Order, a copy of the Executory Contract List, which shall be in form and substance reasonably acceptable to Buyers, shall be served on all necessary parties.  The Executory Contract List shall identify the Undisputed Cure Claim, if any, associated with each Contract listed therein, shall identify the Buyers, and shall indicate that the Buyers will, if necessary, provide evidence of adequate assurance of future performance at the Sale Hearing.  Any counterparty to an Executory Contract included on the Executory Contract List shall have the time period prescribed by the Sale Procedures Order, or, if no such time period is given, a reasonable amount of time prior to the Auction, to object to the Cure Claims listed on the Executory Contract List and to adequate assurance of future performance.

(c)

To the extent a counterparty to an Executory Contract objects or otherwise challenges the Undisputed Cure Claims determined by Sellers and asserts a different monetary amount that must be paid and/or nonmonetary obligations that otherwise must be satisfied, including pursuant to Section 365(b)(1)(A) and (B) of the Bankruptcy Code, in order for Buyers to assume such Executory Contract pursuant to this Agreement, the difference between the Undisputed Cure Claims determined by Sellers and such amounts and/or nonmonetary obligations determined by such counterparty shall be referred to as the “Disputed Cure Claims.”

(d)

On or prior to the third (3rd) Business Day before Closing, Buyers may designate in writing any Executory Contract as a Transferred Contract to be assumed by it pursuant to this Agreement or remove any Executory Contract previously designated by Buyers as a Transferred Contract.  The Buyers shall be obligated to pay at Closing any Undisputed Cure Claims associated with the assumption of a Transferred Contract that is an Executory Contract or such other amount as agreed to between the applicable Buyer and the counterparty. The Disputed Cure Claims shall only be paid pursuant to an Order of the Bankruptcy Court or mutual agreement between the Buyers and the counterparty to the applicable Transferred Contract.  To the extent any Transferred Contract is subject to a Cure Claim, the Buyers shall pay such Cure Claim directly to the applicable counterparty; provided, however, that the Buyers’ obligation to pay Cure Claims in connection with the Transferred Contracts shall not exceed the Cure Claims Cap unless otherwise agreed to between the applicable Buyer and the counterparty.  In no event shall the Sellers be responsible for curing any defaults under the Transferred Contracts or otherwise satisfying the Cure Claims relating to the Transferred Contracts.  Notwithstanding anything contained herein to the contrary, Buyers shall only assume, and shall only be responsible for, Contracts designated by it as Transferred Contracts, and which Transferred Contracts are in fact assumed and assigned to the Buyers at Closing, pursuant to this Section 2.6.

(e)

Sellers shall use commercially reasonable efforts to reduce, and shall use commercially reasonable efforts to cooperate with Buyers in its efforts to reduce, the Disputed Cure Claims and negotiate rent reductions with respect to Leases that are Transferred Contracts.  Such efforts shall include providing Buyers with access to relevant business records, personnel, equipment, and Buyers’ other reasonable requests in order to allow Buyers to assist with evaluating the Disputed Cure Claims, in each case, at Sellers’ sole cost and expense prior to the Closing and at Buyers’ sole cost and expense if such assistance, access and cooperation occurs during the post-Closing period.

(f)

At any time at least two (2) Business Days prior to Closing, the Buyer, in its discretion by written notice to Sellers, may exclude from being assigned pursuant hereto any Contracts or Leases, and, in such circumstances, such Contracts or Leases shall not constitute Transferred Contracts and shall be Excluded Assets, and Buyers shall not acquire any rights or assume any Liabilities with respect thereto pursuant to Section 2.3 hereof.  Upon Buyers’ reasonable request, Sellers shall use commercially reasonable efforts to provide additional information as to the Liabilities under the Contracts and Leases sufficient for Buyers to make an informed assessment whether to designate such Contracts or Leases as Excluded Assets.

Section 2.7

Consideration

(a)

The aggregate consideration for the sale, assignment, transfer, conveyance and delivery of the Transferred Assets to the Buyers at the Closing, shall consist of: (i) cash consideration necessary to result in Full Payment of (A) the DIP Obligations (to the extent the DIP Obligations have not been satisfied pursuant to Section 2.7(b)) and (B) Pre-Petition ABL Debt ((A) and (B) collectively, the “Cash Component”), and (C) the Initial Credit Bid ((A)-(C) collectively, the “Purchase Price”), and (ii) the assumption of the Assumed Liabilities.  The amount of the Purchase Price together with the Assumed Liabilities is estimated to be $275,000,000 as of the Closing Date (assuming a Closing Date of June 26, 2015), including an estimated Cash Component of $130,000,000 and an estimated Initial Credit Bid of $113,000,000.

(b)

To the extent any of the Purchase Price will be paid to a lender under the DIP Credit Agreement that is a direct or indirect owner of a Buyer (a “Lender Owner”), the Buyers may deduct from the Purchase Price and be deemed as having paid to the Sellers such amount as otherwise would have been distributed in cash to such Lender Owner.  In the event of a dispute over the obligations owed to a Lender Owner under the DIP Credit Agreement, the Buyers shall have no obligation to otherwise fund the Purchase Price with cash relating to such amount that would be paid to the Lender Owner until final resolution of any and all disputes over such obligations owed to such Lender Owner under the DIP Credit Agreement.

Section 2.8

Minimum Deposit.  Within five (5) Business Days of entry of the Sale Procedures Order, the Buyers shall deliver to Seller Parent a federal reference number evidencing the wire transfer of a deposit into escrow of an amount in cash equal to Two Million Dollars ($2,000,000) (such amount, the “Minimum Deposit”) in immediately available funds with U.S. Bank National Association (the “Escrow Agent”) pursuant to the terms of an escrow agreement in substantially the form attached hereto as Exhibit 4 (the “Escrow Agreement”) by and among the Escrow Agent, Seller Parent and the US Buyer.  Prior to Closing, US Buyer shall prepare and Seller Parent and US Buyer shall execute a Joint Written Direction (as defined in the Escrow Agreement) directing the Escrow Agent to, subject to the occurrence of the Closing, deliver the Minimum Deposit to pay amounts necessary (i) for Full Payment of the DIP Obligations, or (ii) for the Full Payment of Pre-Petition ABL Debt.  If this Agreement is terminated pursuant to Section 8.1(d)(i) or (iii) in accordance with Section 8.2(b) (a “Buyer Default Termination”), US Buyer shall prepare and Seller Parent and US Buyer shall execute a Joint Written Direction (as defined in the Escrow Agreement) instructing the Escrow Agent to, within two (2) Business Days after such instruction, pay the Minimum Deposit to Seller Parent, and if this Agreement is terminated for any reason other than Section 8.1(d)(i) or (iii), the Minimum Deposit shall be returned to the Buyers.  If this Agreement is terminated prior to Closing for any reason other than a Buyer Default Termination, US Buyer shall prepare and Seller Parent and US Buyer shall execute a Joint Written Direction (as defined in the Escrow Agreement) instructing the Escrow Agent to, within two (2) Business Days after such instruction, return the Minimum Deposit to the Buyer.  The Minimum Deposit shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Seller or the Buyer.  The Sellers, on the one hand, and Buyers, on the other hand, shall take, or cause to be taken, all actions, necessary, proper or advisable to consummate the Escrow Agreement and the actions contemplated thereby.  All costs associated with the Escrow Agreement shall be borne by the Buyers.

Section 2.9

Closing.

(a)

The sale and purchase of the Transferred Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY, at 10:00 a.m. New York time on the fifth (5th) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the Parties set forth in Article VII (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such other time or on such other date as the Sellers and the Buyers mutually may agree in writing.  The day on which the Closing takes place is referred to as the “Closing Date.”

(b)

At or prior to the Closing, the Sellers shall deliver or cause to be delivered to the applicable Buyer:

(i)

to the US Buyer (or a Designated Buyer), one or more bills of sale substantially in the form of Exhibit 5 (the “US Bill of Sale”), duly executed by the applicable Sellers;

(ii)

to the US Buyer (or a Designated Buyer), one or more assumption agreements, substantially in the form of Exhibit 6 (the “US Assumption Agreement”), duly executed by the applicable Sellers;

(iii)

(A) one or more intellectual property assignment agreements substantially in the form of Exhibit 7 (the “IP Assignment Agreement”) and (B) a domain transfer agreement substantially in the form of Exhibit 8 (the “Domain Transfer Agreement”), in each case duly executed by the applicable Sellers;

(iv)

to the applicable Mexico Buyer, (A) one or more purchase and assignment agreements, substantially in the form of Exhibit 9 (the “Mexico P&A Agreement”); (B) one or more assignment and assumption agreements, substantially in the form of Exhibit 10 (the “Mexico Assumption Agreement”); (C) one or more lease assignment agreements, substantially in the form of Exhibit 11 (the “Mexico Lease Assignments”); and (D) if applicable, one or more IP assignment agreements, substantially in the form of Exhibit 12, in each of cases (A)-(D), duly executed by the applicable Mexico Sellers (the “Mexico Closing Documents”);

(v)

a certified copy of the Sale Order;

(vi)

a duly executed certificate of non-foreign status of each of the Sellers, other than the Mexico Sellers and Standard Register Technologies Canada ULC, in the form and manner that comply with the requirements of Section 1445(b)(2) of the Code and Treasury Regulations Section 1.1445-2(b), substantially in the form of Exhibit 13.  Notwithstanding anything to the contrary contained herein, if any such Seller fails to provide such a certificate, the Buyers shall proceed with the Closing and shall be entitled to withhold from the consideration payable pursuant to this Agreement to such Seller the requisite amounts in accordance with Section 1445 of the Code;

(vii)

a duly executed certificate of each Mexico Seller and Standard Register Technologies Canada ULC, certifying that none of the Transferred Assets transferred by such Seller constitutes “United States real property interest” within the meaning of Section 897(c) of the Code and the Treasury Regulations promulgated thereunder, as set forth on Exhibit 14.  Notwithstanding anything to the contrary contained herein, if any such Seller fails to provide such a certificate, the Buyers shall proceed with the Closing and shall be entitled to withhold from the consideration payable pursuant to this Agreement to such Seller the requisite amounts in accordance with Section 1445 of the Code;

(viii)

bargain and sale deeds, with covenants against grantor’s acts, in recordable form for all Owned Real Property, duly executed by the applicable Sellers;

(ix)

one or more instruments of assignment and assumption, substantially in form and substance customary in similar transactions, with respect to all Leased Real Property (the “Lease Assignment Documents”), duly executed by the applicable Sellers;

(x)

such Transfer Tax Returns as prepared by US Buyer and provided to the Sellers in accordance with Section 6.1, duly executed by applicable the Sellers, which the Sellers are required to execute and deliver (subject to their rights to review, comment and approve) in accordance with the provisions of Section 6.1;

(xi)

to the applicable Mexico Buyer, the Mexico formal invoices (facturas) issued by Mexico Seller as owner of the Mexico Transferred Assets, in compliance with applicable Mexico Tax Law and consistent with the Allocation pursuant to Section 2.10 hereof;

(xii)

a duly executed certificate of an executive officer of Seller Parent certifying the fulfillment of the conditions set forth in Section 7.3(a); and

(xiii)

all other documents, instruments or writings of conveyance reasonably necessary or customary to consummate the Agreement, including any further documents, instruments or writings required to convey any Mexico Transferred Assets, to be prepared by the Buyers; provided such documents are (A) in form and substance reasonably acceptable to the applicable Seller, (B) required to be executed only by the Sellers or an agent of Sellers (in his or her capacity as such) and (C) identified and provided by Buyers to Sellers in a form acceptable to such Buyers at least seven (7) Business Days before the Closing Date.

(c)

At or prior to the Closing, the Buyers shall deliver or cause to be delivered (including by directing the delivery of the Minimum Deposit in accordance with Section 2.8):

(i)

to the Persons indicated in a payoff letter to be delivered in connection with the Closing, the amount required for the Full Payment of Pre-Petition ABL Debt; and

(ii)

to the Persons indicated in a payoff letter to be delivered in connection with the Closing, the amount required for the Full Payment of the DIP Obligations (to the extent such obligations are not discharged pursuant to Section 2.7(b));

(iii)

to Seller Parent,

(A)

evidence that the amount of the Initial Credit Bid will be credited; and

(B)

an amount in cash equal to the Purchase Price, by wire transfer of immediately available funds to a bank account or bank accounts designated in writing by Seller Parent to the Buyers at least two (2) Business Days prior to the Closing Date, less

(1)

any amount paid pursuant to clause (i) above in respect of the Full Payment of Pre-Petition ABL Debt;

(2)

any amount paid pursuant to clause (ii) above in respect of the Full Payment of the DIP Obligations (including any amounts discharged pursuant to Section 2.7(b)); and

(3)

the Initial Credit Bid;

(iv)

to the Sellers, the Bill of Sale, duly executed by the applicable Buyers;

(v)

to the Sellers, the Assumption Agreement, duly executed by the applicable Buyers;

(vi)

to the Sellers, the Mexico Closing Documents, duly executed by the applicable Buyers;

(vii)

to the Sellers, the Lease Assignment Documents, duly executed by the applicable Buyers;

(viii)

to the Sellers, (A) the IP Assignment Agreement and (B) the Domain Transfer Agreement, in each case duly executed by the applicable Buyers; and

(ix)

to the Sellers, a duly executed certificate of an executive officer of US Buyer certifying the fulfillment of the conditions set forth in Section 7.2(a).

Section 2.10

Tax Allocation

(a)

The Purchase Price (plus Assumed Liabilities and any other consideration payable pursuant to this Agreement, to the extent properly taken into account under the Code), shall be allocated among the Transferred Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Allocation”).  The Allocation shall be prepared by the Buyers and delivered to the Sellers as promptly as reasonably practicable, and in any event no later than thirty (30) days prior to the Closing Date.  The Allocation shall be considered final and binding on the Parties unless Seller Parent conveys written objections (an “Allocation Dispute Notice”) to the Buyers within ten (10) Business Days of receipt of the Allocation.  The Buyers and Seller Parent shall endeavor in good faith to resolve any such disagreement within ten (10) days following the delivery of the Allocation Dispute Notice, and if resolution of such disagreement is reached, the Allocation shall immediately become final and binding.  If the Buyers and Seller Parent are unable to completely resolve any such disagreement within ten (10) days, the unresolved issues (the “Allocation Dispute”) shall be resolved by the Neutral Firm in accordance with Section 2.10(b).  Upon the Allocation becoming final and binding, the Buyers and the Sellers agree to (i) be bound by the Allocation, (ii) act in accordance with the Allocation for all applicable Tax purposes (including filing IRS Form 8594 with their U.S. federal income Return for the taxable year that includes the Closing Date and any other Returns required under U.S. or foreign Tax Law, and in the course of any Tax audit, review or litigation), and (iii) take no position and cause their Affiliates to take no position inconsistent with the Allocation for all applicable Tax purposes, unless otherwise required by applicable Law or unless the other Parties consent thereto.

(b)

If the Buyers and the Sellers are unable to completely resolve any Allocation Dispute within the ten (10) day period referred to in Section 2.10(a), the unresolved issues (and only such unresolved issues) (such unresolved issues collectively, the “Dispute”) shall be promptly submitted for resolution to Deloitte LLP (the “Neutral Firm”).  The Neutral Firm shall be instructed to resolve any outstanding Dispute; provided, that the Neutral Firm’s determination of any amount subject to the Dispute shall be no (i) less than the lesser of the amounts claimed by the Buyers and Seller Parent, respectively, or (ii) greater than the greater of the amounts claimed by the Buyers and Seller Parent, respectively.  The Parties shall instruct the Neutral Firm to render its determination with respect to the entire Dispute within fourteen (14) days of the referral of the Dispute thereto, and the determination of the Neutral Firm shall be final and binding upon the Parties for all purposes of this Agreement.  The fees and expenses of the Neutral Firm shall be borne by the Buyer, on the one hand, and the Sellers, on the other hand, in the same proportion that the dollar amount subject to the Dispute which is not resolved in favor of the Buyers and the Sellers, as applicable, bears to the total dollar amount subject to the Dispute resolved by the Neutral Firm.  For illustration purposes only, if the total amount of the Dispute is One Hundred Thousand Dollars ($100,000), and the Sellers are awarded Twenty Five Thousand Dollars ($25,000) by the Neutral Firm, the Sellers shall bear seventy-five percent (75%) and the Buyers shall bear twenty-five percent (25%) of the Neutral Firm’s fees and expenses.

Section 2.11

Designated Buyer(s).

(a)

In connection with the Closing, the Buyers shall be entitled to designate, in accordance with the terms and subject to the limitations set forth in this Section 2.11, one (1) or more wholly-owned Subsidiaries or Affiliates to (i) purchase specified Transferred Assets (including specified Transferred Contracts) and pay the corresponding Purchase Price amount and Cure Claims, as applicable, (ii) assume specified Assumed Liabilities, and/or (iii) employ specified Transferred Employees on and after the Closing Date (any such wholly-owned Subsidiary or Affiliate of the Buyers that shall be properly designated by the Buyers in accordance with this clause, a “Designated Buyer”). At the Closing, the Buyers shall, or shall cause their Designated Buyer(s) to, honor their obligations at the Closing.  Any reference to the Buyers made in this Agreement in respect of any purchase, assumption or employment referred to in this Agreement shall include reference to the appropriate Designated Buyer(s), if any.  After the Closing, all obligations of the Buyers and their Designated Buyer(s) under this Agreement shall be several and not joint and the only party with Liability as to a particular Assumed Liability is the Buyer or the Designated Buyer assuming such obligation at the Closing and no other Buyer or Designated Buyer.

(b)

The above designation in Section 2.11(a) shall be made by the Buyers by way of a written notice to be delivered to the Sellers in no event later than three (3) Business Days prior to Closing which written notice shall contain appropriate information about the Designated Buyer(s) and shall indicate which Transferred Assets, Assumed Liabilities and Transferred Employees the Buyers intend such Designated Buyer(s) to purchase, assume and/or employ, as applicable, hereunder and include a signed counterpart to this Agreement in a form acceptable to the Sellers, agreeing to be bound by the terms of this Agreement as it relates to such Designated Buyer(s) and authorizing the Buyers to act as such Designated Buyer(s)’ agent for all purposes hereunder.

Section 2.12

Withholding.  Notwithstanding anything in this Agreement to the contrary, the Buyers and the Escrow Agent shall be entitled to deduct and withhold from the consideration otherwise payable to the Sellers pursuant to this Agreement such Taxes as may be required to be deducted and withheld from such consideration under the Code or any other applicable provision of U.S. or foreign Tax Law.  To the extent that any amounts are so deducted or withheld by a Buyer or the Escrow Agent, as the case may be, such deducted and withheld amounts shall be (a) remitted by the Buyer or the Escrow Agent, as the case may be, to the applicable Governmental Authority and (b) treated for all purposes of this Agreement as having been paid to the Seller in respect of which such deduction and withholding was made by the Buyer or the Escrow Agent, as the case may be.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE SELLER

Except as set forth in the Disclosure Schedules attached hereto (collectively, as updated pursuant to Section 5.19, the “Disclosure Schedules”), each of the Sellers jointly and severally represent and warrant to the Buyers as follows:

Section 3.1

Organization.  Each Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary corporate (or equivalent) power and authority to own, lease and operate the Transferred Assets and to carry on the Business as it is now being conducted and to perform its obligations hereunder and under any Ancillary Agreement. Each Seller is qualified or authorized to do business and is in good standing under the Laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing is the result of the filing of the Bankruptcy Case or as would not be material to the conduct of the Business.  Neither Seller Parent nor any other Seller has any Subsidiaries other than those Subsidiaries that are Parties to this Agreement.

Section 3.2

Authority.  Subject to the Bankruptcy Case and to the extent that any Bankruptcy Court approval is required (a) each Seller has the corporate (or equivalent) power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, (b) the execution, delivery and performance by such Seller of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate (or equivalent) action and (c) this Agreement has been, and upon their execution each of the Ancillary Agreements to which such Seller will be a party will have been, duly executed and delivered by such Seller and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which such Seller will be a party will constitute, the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 3.3

No Conflict; Required Filings and Consents.

(a)

The execution, delivery and performance by each Seller of this Agreement and each of the Ancillary Agreements to which such Seller will be a party, and the consummation of the transactions contemplated hereby and thereby, or compliance by each Seller with any of the provisions hereof, do not and will not:

(i)

conflict with or violate the certificate of incorporation or bylaws or other similar organizational documents of such Seller;

(ii)

conflict with or violate any Law applicable to such Seller, the Business or any of the Transferred Assets or by which such Seller, the Business or any of the Transferred Assets may be bound or affected;

(iii)

conflict with or violate any Order of any Governmental Authority; or

(iv)

conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give rise to a right of termination, modification, notice or cancellation or require any consent of any Person pursuant to, any Transferred Contract of Sellers;

except (A) in each case, for the Bankruptcy Case and to the extent that any Bankruptcy Court approval is required, and (B) in the case of clause (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impede the performance by the Sellers of their obligations under this Agreement or the Ancillary Agreements to which each Seller will be a party or the consummation of the transactions contemplated hereby or thereby, or that arise as a result of any facts or circumstances relating to the Buyers or any of its Affiliates.

(b)

The Sellers are not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Sellers of this Agreement and each of the Ancillary Agreements to which each Seller will be a party or the consummation of the transactions contemplated hereby or thereby, except (i) for any filings required to be made under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) for requisite Bankruptcy Court approval, (iii) for entry of the Sale Order, and (iv) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to prevent, materially delay or materially impede the performance by the Sellers of their obligations under this Agreement or the Ancillary Agreements to which each Seller will be a party or the consummation of the transactions contemplated hereby or thereby.

Section 3.4

Transferred Assets.

(a)

Except as would not be expected to materially impact the Business, each Seller, as applicable, has indefeasible title to, and owns and possesses all material rights and interests in, including the right to use, each of the Transferred Assets, or with respect to leased Transferred Assets, valid leasehold interests in, or with respect to licensed Transferred Assets, valid licenses to use.

(b)

This Agreement and the instruments and documents to be delivered by the Sellers to the Buyers at or following the Closing shall be adequate and sufficient to transfer (i) Sellers’ entire right, title and interest in and to the Transferred Assets and (ii) to the Buyers good title to the Transferred Assets, free and clear of all Encumbrances (other than Lease Encumbrances), claims, and interests, other than Assumed Liabilities, subject to (A) the Bankruptcy Case and (B) entry of the Sale Order.

Section 3.5

Financial Statements; No Undisclosed Liabilities.

(a)

Seller Parent has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2012 (all such forms, reports, statements, certificates and other documents filed since January 1, 2012 and prior to the date hereof, collectively, the “Company SEC Documents”).  As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder, (the “Exchange Act) as the case may be, each as in effect on the date so filed.  As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)

The consolidated financial statements of Seller Parent (including any related notes thereto) included in the Company SEC Documents together, in the case of a year-end statement, with reports thereon by Battelle Rippe Kingston LLP, Certified Public Accountants, the independent auditors of Seller Parent for the periods included therein, including in each case a consolidated balance sheet, a consolidated statement of income, a consolidated statement of stockholders’ equity and a consolidated statement of cash flows, and accompanying notes (the “Seller Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Seller Parent and its Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated. The consolidated balance sheets (including the related notes) included in the Seller Financial Statements fairly present in all material respects the consolidated financial position of Seller Parent and its Subsidiaries as at the respective dates thereof, and the consolidated statements of income, consolidated statements of stockholders’ equity and consolidated statements of cash flows (in each case including the related notes) included in such Seller Financial Statements present fairly in all material respects the consolidated results of operations, stockholders’ equity and cash flows of Seller Parent and its Subsidiaries for the respective periods indicated, except as otherwise noted therein. The unaudited consolidated financial statements of Seller Parent (including any related notes thereto) included in Seller Parent’s Quarterly Reports on Form 10-Q filed with the SEC since December 29, 2013 have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and fairly present in all material respects the consolidated financial position of Seller Parent and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to normal period-end adjustments).

(c)

Seller Parent maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that material information relating to Seller Parent, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Seller Parent by others within those entities.  Seller Parent maintains internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act)

designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(d)

There are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents.  To the Knowledge of Sellers, as of the date hereof, none of the Company SEC Documents are the subject of ongoing SEC review.

(e)

To the Knowledge of the Sellers, neither Seller Parent nor any of its Subsidiaries has any material Liabilities or obligations of any nature, whether or not accrued, known or unknown, contingent or otherwise, and whether required by GAAP to be disclosed or reflected on or reserved against a consolidated balance sheet (or the notes thereto) of Seller Parent and its Subsidiaries, except for liabilities and obligations (i) reflected or reserved against in Seller Parent’s consolidated balance sheet as of September 28, 2014 (or the notes thereto) (the “Balance Sheet”) included in the Company SEC Documents, (ii) incurred in the Ordinary Course of Business since the date of the Balance Sheet, (iii) which have been discharged or paid in full prior to the date of this Agreement and (iv) incurred pursuant to the transactions contemplated by this Agreement.

Section 3.6

Absence of Certain Changes or Events.  Since December 31, 2013 through the date of this Agreement, there has not been, with respect to the Sellers or the Business, any change, event, circumstance or effect that, by itself or in conjunction with all other such changes, whether or not arising in the Ordinary Course of Business, has had or would be reasonably expected to have a Material Adverse Effect.

Section 3.7

Compliance with Law; Permits.

(a)

The Business is being conducted in material compliance with, and Sellers have in all material respects complied with, all applicable Laws relating to the operation of the Business and the Transferred Assets.  None of the Sellers has received any material notice or written claims from any Governmental Authority within the last three (3) years preceding the date hereof relating to any non-compliance of the Business or the Transferred Assets with any applicable Law and there are no such notices or claims pending or, to the Knowledge of Sellers, any such notice or claims threatened.

(b)

The Sellers are in possession of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority (the “Permits”) necessary for them to own, lease and operate the Transferred Assets and to carry on the Business as currently conducted, except for Permits that are not material.  All material Permits held by the Sellers: (i) are valid and in full force and effect and no Seller is in default under, or in violation of, any such Permit, except for such defaults or violations which would not reasonably be expected, individually or in the aggregate, to materially restrict or interfere with Buyers’ ability to operate the Business as currently operated and no suspension or cancellation of any such Permit is pending (other than pursuant to its terms) or, to Sellers’ Knowledge, threatened and (ii) subject to entry of the Sale Order, each such Permit may be transferred or reissued to the appropriate Buyers in accordance with this Agreement and without the approval of any Person (other than the Bankruptcy Court).

(c)

No representation or warranty is made under this Section 3.7 with respect to ERISA, Taxes or environmental matters, which are covered exclusively by Section 3.9, Section 3.14 and Section 3.15, respectively.

Section 3.8

Litigation.  As of the date hereof, except for the Bankruptcy Case, and any Order entered in the Bankruptcy Case, there is no material Action by or against any Seller in connection with the Business or the Transferred Assets pending, or to the Knowledge of the Sellers, threatened.

Section 3.9

Employee Plans.

(a)

Schedule 3.9 of the Disclosure Schedules sets forth all material Employee Plans.  The Seller has made available to the Buyers a true and complete copy of the following documents:  (i) each writing constituting an Employee Plan, (ii) the current summary description of each Employee Plan and any material modifications thereto and (iii) the most recent determination or opinion letter from the IRS, if any, with respect to any Employee Plan intended to be qualified under Section 401(a) of the Code.

(b)

With respect to the Employee Plans: (i) each of the Employee Plans has been operated and administered in all material respects in accordance with applicable Law and administrative or governmental rules and regulations, including ERISA and the Code, except where non-compliance has not resulted in pending or threatened claims or will not have a Material Adverse Effect, and (ii) there are no pending or threatened claims by, on behalf of or against any Employee Plan (other than routine claims for benefits).

(c)

Each Employee Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter as to such qualification from the IRS and, to the Knowledge of the Sellers, no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification.

(d)

None of the Employee Plans is subject to Title IV of ERISA, is a multiemployer plan (within the meaning of Section 3(37) of ERISA) or provides post-employment welfare benefits except to the extent required by Section 4980B of the Code or similar state Law.

(e)

Neither Seller nor any ERISA Affiliate has or could become subject to any Liability under Title I or Title IV of ERISA that could become a Liability of Buyers or their respective Affiliates.

(f)

The consummation of the transactions contemplated by this Agreement, whether alone or together with any other event, will not (i) entitle any Transferred Employee to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any Transferred Employee.

(g)

With respect to each Employee Plan established or maintained outside of the United States of America primarily for benefit of current or former employees of Sellers or any of their respective subsidiaries residing outside the United States of America (a “Foreign Benefit Plan”): (i) all employer and employee contributions to each Foreign Benefit Plan required by law or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(h)

All contributions and premiums required by Law or by the terms of any Employee Plan have been timely made to any funds or trusts established thereunder or in connection therewith in all material respects, except for quarterly contributions to the defined benefit pension plan in an amount not exceeding One Million Dollars ($1,000,000) in the aggregate.

Section 3.10

Labor and Employment Matters.

(a)

Except as set forth on Schedule 3.10 of the Disclosure Schedules, the Seller is not a party to any labor or collective bargaining contract that pertains to any Business Employees.  There are no material pending or, to the Knowledge of the Sellers, threatened Actions concerning labor matters with respect to the Business.  No employees of the Sellers are represented by any labor union, labor organization or works council with respect to their employment with the Sellers.  Prior to the date hereof, the Sellers have not taken any action at any single site of employment in the ninety (90)-day period prior to the Closing Date that would constitute a “mass layoff” or “plant closing” within the meaning of the WARN Act, or any similar applicable state or local Law.

(b)

Since January 1, 2012, there are no material unfair labor practice charges, work stoppages, slowdowns, strikes, lockouts, grievances, picketings, or other similar activities relating to labor matters pending, or to the Knowledge of Sellers, threatened against any Seller.

(c)

No labor union, labor organization, or group of employees of any Seller has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Sellers, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.  To the Knowledge of Sellers, there are no labor union organizing activities with respect to any employees of any Seller.

(d)

Prior to the execution date of this Agreement, the Sellers have satisfied any material legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any labor union or other organization, which is representing any employee, in connection with the execution of this Agreement or the transactions contemplated by this Agreement.

(e)

To the Knowledge of Sellers, each Seller is in compliance in all material respects with all applicable laws respecting employment and employment practices, including all laws respecting terms and conditions of employment, wages, hours, equal employment opportunity, employment discrimination, worker classification (including the proper classification of workers as independent contractors and consultants and exempt or non-exempt for overtime pay), immigration, work authorization, occupational health and safety, workers’ compensation, the payment of social security and other employment taxes, disability rights or benefits, plant closures and layoffs, affirmative action, labor relations, employee leave issues and unemployment insurance.

(f)

Each employee of the Sellers has all work permits, immigration permits, visas or other authorizations, each as required by applicable Law for such employee given the duties and nature of such employee’s employment.

(g)

Each of the Sellers is not and has not been: (i) a “contractor” or “subcontractor” (as defined by Executive Order 11246), (ii) required to comply with Executive Order 11246 or (iii) required to maintain an affirmative action plan.

(h)

To the Knowledge of the Sellers, no key employee of any of the Sellers is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation:  (i) to any of the Sellers or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by any such Seller or (B) to the knowledge or use of trade secrets or proprietary information.

(i)

The Sellers are not delinquent in payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid.

(j)

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or other violation of any collective bargaining agreement, employment agreement, consulting agreement or any other labor-related agreement to which the Sellers are a party.

(k)

The Mexico Sellers are in material compliance with all of their obligations, including any and all payments, under any and all social security and labor Law (including their contribution obligations to the Mexico Social Security Institute (“IMSS”) and/or contributions to the National Workers’ Housing Fund Institute (“INFONAVIT”) and the National Pension Fund System (“SAR”)).  To the Knowledge of the Sellers, all the employees of the Mexico Sellers have contractual employment relationships with one or more of the Mexico Sellers, and none of the Mexico Sellers’ employees has been hired as service providers

(prestadores de servicios) or through agency or commission agreements (contratos de agencia o comision mercantil).

(l)

Schedule 3.10(l) of the Disclosure Schedules contains a true and complete list and description of the following information for each employee of the Mexico Sellers engaged in the Business on the date hereof, categorized by function: (i) an identification number; (ii) current annual terms of compensation (identifying incentive or bonus compensation separately); (iii) employment status; (iv) years of service; and (v) identity of employer.

Section 3.11

Insurance.  Schedule 3.11 of the Disclosure Schedules sets forth a true and complete list of all material insurance policies in force with respect to the Business and the Transferred Assets.

Section 3.12

Real Property.

(a)

Schedule 3.12(a) of the Disclosure Schedules lists the street address of each parcel of Owned Real Property.  The applicable Seller has good, valid and marketable fee simple title to the Owned Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances.

(b)

Schedule 3.12(b) of the Disclosure Schedules lists (i) the street address of each parcel of Leased Real Property, (ii) if applicable, the unit designation of the space leased under the applicable Lease, (iii) the identity of the lessor of each such parcel of Leased Real Property, (iv) if applicable, the identity of each sublessee or occupant other than Sellers at each such parcel of Leased Real Property, (v) the commencement date and, to the extent readily available, expiration date under the Lease for each such parcel of Leased Real Property, (vi) the base rent under the Lease for each such parcel of Leased Real Property and (vii) the security deposit, if any, deposited pursuant to the terms of the Lease for each such parcel of Leased Real Property.  The Seller party thereto has a valid leasehold estate in all Leased Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances.

(c)

Subject to the approval of the Bankruptcy Court pursuant to the Sale Order and the assumption and assignment of the Leases pursuant thereto, each of the Leases relating to Leased Real Property is a valid and subsisting leasehold interest of the applicable Seller, free of subtenancies and other occupancy rights and Encumbrances (other than Permitted Encumbrances), except as set forth in Schedule 3.12(c) of the Disclosure Schedules, and, except as limited by the Bankruptcy Code, is a binding obligation of the applicable Seller, enforceable against such Seller in accordance with its terms, and is in full force and effect.  To the Knowledge of Sellers, following the assumption and upon the assignment of such Leases by Sellers to Buyers in accordance with the provisions of Section 365 of the Bankruptcy Code and the requisite Order of the Bankruptcy Court, there will be no monetary defaults thereunder and no circumstances or events which, with notice or the passage of time or both, would constitute defaults under such leases except, in either instance, for defaults which, individually or in the aggregate, do not or would not reasonably be expected to have a material impact on the use of such property or are unenforceable due to operation of Section 365(b)(2) of the

Bankruptcy Code or have been or shall be cured pursuant to Section 365 (b)(1) of the Bankruptcy Code and the provisions of this Agreement.

(d)

To the Knowledge of Sellers, there are no defects in the plants, stores, buildings, improvements and structures, fixtures or equipment located on or at the Real Property which would substantially impair the conduct of the Business by Buyers immediately following the Closing relative to the conduct of the Business on the date hereof.

(e)

The Sellers have not granted to any Person (other than pursuant to this Agreement) any right to occupy or possess or otherwise encumber any portion of the Real Property other than as set forth in Schedule 3.12(e) of the Disclosure Schedules.  Sellers’ interests with respect to the Leases have not been assigned or pledged and are not subject to any Encumbrances, other than as collateral for the Sellers secured indebtedness under the First Lien Credit Agreement, the ABL Credit Facility, the DIP Credit Agreement, the DIP ABL Credit Agreement and Permitted Encumbrances.  No Seller has vacated or abandoned any portion of the Real Property or given notice to any Person of their intent to do the same.

(f)

No Seller is a party to or obligated under any option, right of first refusal or other contractual right to sell, dispose of or lease any of the Real Property or any portion thereof or interest therein to any Person other than the Buyers.

(g)

To the Knowledge of the Sellers, there is no Contract to which Sellers are a party, other than the Transferred Contracts, affecting any of the Real Property for which the Buyers will be responsible or liable after Closing, except those which (i) are terminable on not more than sixty (60) days’ notice without premium or penalty or (ii) require payment of less than $100,000 per month per location but will expire or be terminated within one (1) year of the Closing.

(h)

To the Knowledge of the Sellers, the Sellers have not received any written notice in the past two (2) years of any pending, threatened or contemplated condemnation proceeding affecting any of the Real Property or any part thereof or of any sale or other disposition of any of the Real Property or any part thereof in lieu of condemnation.

(i)

To the Knowledge of the Sellers, the Sellers have not received any written notices in the past two (2) years from any Governmental Authority stating or alleging that any improvements located on the Real Property have not been constructed in compliance with applicable Law or are being operated in violation of applicable Law.

(j)

To the Knowledge of the Sellers, the Sellers have not received any written notices in the past two (2) years from any Governmental Authority requiring or advising as to the need for any material repair, alteration, restoration or improvement in connection with the Real Property.

(k)

To the Knowledge of Sellers, the Real Property is in all material respects in good condition and repair and adequate in all material respects for the continued conduct of the business to which it relates.

(l)

With respect to the Leased Real Property, to the Knowledge of the Sellers:

(i)

the Leases are in full force and effect; none of the Sellers have received any written notice or oral notice that any material default, or condition which with the passage of time would constitute a default, exists under the Leases, except such notices as to which the alleged defaults have been cured or otherwise resolved;

(ii)

true, correct and complete copies of the Leases have been delivered to Buyers prior to the date hereof and such Leases have not been amended or modified since that date;

(iii)

none of the Leased Real Property has been pledged by any of the Sellers or is subject to any Encumbrance (other than pursuant to this Agreement; Permitted Encumbrances and Encumbrances in favor of Sellers’ lenders); and

(iv)

none of the Sellers have given any notice to any landlord under any of the Leases indicating that it will not be exercising any extension or renewal options under the Leases.  All security deposits required under the Leases have been paid to and are being held by the applicable landlord under the Leases.

(m)

Since January 1, 2014, none of the Real Property has been affected in any way as a result of flood, fire, explosion or other casualty which would reasonably be expected to result in a Material Adverse Effect.

Section 3.13

Intellectual Property.

(a)

Schedule 3.13(a) of the Disclosure Schedules sets forth a true, correct and complete list of all U.S. and foreign (i) issued Patents and pending Patent applications, (ii) registered Trademarks and applications to register any Trademarks, (iii) registered Copyrights and applications for registration of Copyrights, and (iv) domain name registrations, in each case, which are owned by or registered to a Seller.  Sellers are the sole and exclusive beneficial and record owners of all of the Intellectual Property set forth in Schedule 3.13(a) of the Disclosure Schedules, and all such Intellectual Property are subsisting, enforceable and, to the Knowledge of Sellers, valid (and there has been no Action asserted or, to the Knowledge of Sellers, threatened challenging the scope, validity or enforceability of any such Intellectual Property).

(b)

The Sellers own, or have a valid right to use, free and clear of all Encumbrances (other than Permitted Encumbrances), all material Intellectual Property used or held for use in the Business.

(c)

The conduct of the Business (including the products and services of the Sellers) does not Infringe (and, in the past three (3) years, has not Infringed), in any material respect, any Person’s Intellectual Property rights, and there has been no such Action asserted or, to the Knowledge of Sellers, threatened against any Seller or, to the Knowledge of Sellers, any other Person.

(d)

To the Knowledge of Sellers, no Person is Infringing, in any material respect, any Intellectual Property owned, used, or held for use by Sellers in the conduct of the Business, and no such Actions have been asserted or threatened against any Person by any Seller or, to the Knowledge of Sellers, any other Person.

(e)

Each Seller takes reasonable measures to protect the confidentiality of material Trade Secrets.

(f)

Each Seller has at all times complied, in all materials respects, with all applicable Laws, as well as its own rules, policies, and procedures, relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Sellers.  No Actions have been asserted or, to the Knowledge of Sellers, threatened against a Seller alleging a violation of any Person’s privacy or personal information or data rights.  Each Seller takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

(g)

The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Buyer’s right to own, use, or hold for use any material Intellectual Property as owned, used, or held for use by Sellers in the conduct of the Business.

(h)

In the past three (3) years, (i) the Sellers have not experienced any material defects in the Software used in the Business, (ii) to the Knowledge of Sellers, there have been no material security breaches in Sellers’ information technology systems, and (iii) there have been no disruptions in any of the Sellers’ information technology systems that materially adversely affected the Business.  With respect to the Software used or held for use in the Business, to the Knowledge of the Sellers, no such Software (A) contains any device or feature designed to disrupt, disable or otherwise impair the functioning of any Software or information technology systems, or (B) is subject to the terms of any “open source” or other similar license that provides for any source code of any Software included in the Transferred Assets to be disclosed, licensed, publicly distributed or dedicated to the public.

Section 3.14

Taxes.  Except as set forth in Schedule 3.14 of the Disclosure Schedules:

(a)

There are no Taxes of the Sellers for which the Buyers will become liable as a result of the transactions contemplated by this Agreement, except as agreed to by the Parties explicitly in this Agreement.

(b)

All income and other material Returns relating to the Transferred Assets and the Business that were required to be filed have been duly and timely filed, and all such Returns were true, correct and complete in all material respects when filed. Subject to any obligation of the Sellers under the Bankruptcy Code, all Taxes relating to the Business or the Transferred Assets (i) that were due and payable have been duly and timely paid and (ii) that accrued and are not yet due and payable, have had adequate provision in accordance with GAAP made for their payment.

(c)

All material Taxes relating to the Business or the Transferred Assets required to be withheld and paid, including in connection with any amounts owing to any employee, independent contractor, creditor, stockholder or third party, have been duly and timely withheld and remitted to the appropriate Governmental Authority.

(d)

There is no action, suit, claim, assessment, or audit, pending, proposed in writing, or, to the Sellers’ Knowledge, threatened with respect to Taxes relating to the Business or the Transferred Assets.  No Governmental Authority has made a claim in writing that the Business and/or the Transferred Assets may be subject to Tax, or that a Return relating to the Business and/or the Transferred Assets may be required to be filed, in a jurisdiction where no such Returns have been filed.

(e)

There are no Encumbrances for Taxes upon the Transferred Assets other than Permitted Encumbrances described in clause (a) of the definition thereof.

(f)

No Tax election has been made with respect to any of the Business or the Transferred Assets that has, or may have, continuing effect on the Business or any Transferred Asset after the Closing Date.

(g)

No property relating to the Business or the Transferred Assets is “tax-exempt use property” within the meaning of Section 168(h) of the Code or property that the Buyers will be required to treat as being owned by another Person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect immediately prior to the enactment of the Code.

(h)

No waiver, extension, or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Returns relating to the Business or the Transferred Assets is outstanding, nor is there pending any request for such a waiver, extension, or comparable consent.

(i)

None of the Mexico Sellers is, or would be at the Closing Date, a transferor of a “United States real property interest” (within the meaning of Section 897(c) of the Code).

(j)

With respect to any entity that is classified as a partnership for U.S. federal income tax purposes an interest in which constitutes a Transferred Asset, (i) such entity has complied in all material respects with all provisions of Tax Law applicable to it, (ii) none of the Sellers, any representative or Affiliate of any Seller that acts as “tax matters partner” within the meaning of Section 6231(a)(7) of the Code with respect to such entity, or to the knowledge of a Seller, any interest holder in such entity, has received any notice of any action, suit, claim, assessment, or audit, pending, proposed in writing, or, to the knowledge of a Seller, otherwise threatened, with respect to Taxes relating to such entity that has not been settled in full or which may have a continuing effect after the Closing Date, (iii) no Governmental Authority has made a claim in writing that such entity may be subject to Tax, or that a Return relating to such entity may be required to be filed, in a jurisdiction where no such Returns have been filed, (iv) no  interest in any such entity held by any Seller has associated with it a negative capital account or any deficit restoration obligation, and (v) such entity has in effect, or the transferee of any such interest will be entitled to make, a Section 754 of the Code election with respect thereto.

(k)

The representations and warranties contained in this Section 3.14 are the only representations and warranties being made with respect to Taxes.

Section 3.15

Environmental Matters.

(a)

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Sellers and the Business are, and have been, in compliance with all applicable Environmental Laws.

(b)

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Sellers and the Business are, and have been, in compliance with all Environmental Permits required in connection with the conduct or operation of the Business and the ownership or use of the Transferred Assets.  All such Environmental Permits are in full force and effect and there is no claim or action currently pending or, to the Knowledge of the Sellers, threatened, that is or would reasonably be expected to result in the cancellation, revocation or other adverse or limiting modification of any such Environmental Permit.

(c)

There is no Environmental Claim pending or, to the Knowledge of Sellers, threatened against or affecting any Seller or the Business that is or would reasonably be expected to have a Material Adverse Effect.

(d)

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no actions, activities, circumstances, facts, conditions, events or incidents, including the presence of any Hazardous Material, which would be reasonably likely to form the basis of any Environmental Claim against or affecting any Seller or the Business that is or would reasonably be expected to be material to the Business.

(e)

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no material Release by any Seller, or to Sellers’ Knowledge, by any third party, of any Hazardous Materials in, on, at, under or from, or affecting any Owned Real Property or Leased Real Property.

(f)

No Seller is subject to or a party to any Order under Environmental Law or with respect to the Release of, or exposure to, Hazardous Materials, excluding such Orders that have been fully settled and resolved without future obligation to the Sellers or the Business.

(g)

Within fourteen (14) days of the date hereof, the Sellers shall have made available correct and complete copies of all material environmentally related audits, studies, reports, analyses and results of investigations that have been performed with respect to the Owned Real Property or Leased Real Property within the last five (5) years and that are in their possession or control.

Section 3.16

Material Contracts.

(a)

Schedule 3.16 of the Disclosure Schedules lists a true, correct and complete list of each of the following Contracts (collectively with the Leases that are Transferred Contracts, the “Material Contracts”):

(i)

any Contract that would be required to be filed by Seller Parent as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by Seller Parent on a Current Report on Form 8-K;

(ii)

Contracts with any Affiliate or current or former officer, director, or employee of any Seller (other than employment related Contracts);

(iii)

Contracts relating to the acquisition by any Seller of any operating business, real property, capital expenditures (including capital expenditures relating to information technology systems) or securities of any other Person (other than any Seller) (including investment in joint ventures and minority equity investments but excluding accounts receivable or other forms of trade credit) for aggregate consideration in excess of $250,000 pursuant to which there are remaining liabilities, including contingent liabilities;

(iv)

all Contracts relating to indebtedness for borrowed money;

(v)

collective bargaining agreements or other labor related agreements or arrangements;

(vi)

Contracts regarding a guaranty, undertaking to be liable for the debts of any Person other than a Seller or provision of an indemnity in respect of liabilities, obligations or commitments of any Person other than a Seller, in each case in excess of $500,000;

(vii)

any Contract (or group of related Contracts) the performance of which, in the twelve (12) months preceding the date hereof has resulted in, or in the twelve (12) months following the Agreement would reasonably be expected to result in, consideration or payment in excess of $2,000,000 per annum to or from any Seller;

(viii)

any Contract pursuant to which a Seller (A) is granted or obtains or agrees to grant or obtain any right to use or otherwise exploit any material Intellectual Property, (B) is restricted in its right to use or register any material Intellectual Property, or (C) permits or agrees to permit any other Person to use, enforce or register any material Intellectual Property, including any license agreements, coexistence agreements and covenants not to sue;

(ix)

any material Contract or consent decree with or from any Governmental Authority;

(x)

Contracts which are capital leases as determined pursuant to GAAP and involve annual payments by any Seller in excess of $100,000;

(xi)

any Contract with a non-solicitation or special pricing arrangement;

(xii)

any Contract with the customers and suppliers required to be listed on Schedule 3.18(a) or 3.18(b) of the Disclosure Schedules;

(xiii)

any Contract providing for the sale, transfer or other disposition of any material asset or other property owned, leased or held for use by any Seller or its Affiliates, other than Inventory, that but for such Contract, would constitute a Transferred Asset pursuant to this Agreement;

(xiv)

Contracts for the employment of any individual on a full-time, part-time or consulting or other basis providing annual compensation (whether in base salary, commission, or otherwise), severance or bonus arrangements providing for annual payments in excess of $150,000;

(xv)

any Contract with a sole source supplier, pursuant to which such supplier provides to a Seller equipment, materials or services that are necessary for the sale, performance, manufacturing or support of the Business;

(xvi)

any material agreement relating to any strategic alliance, joint development, joint marketing, partnership, joint venture or similar arrangement; and

(xvii)

all Contracts that limit or purport to limit in any respect the ability of the Business to compete in any line of business or with any Person or in any geographic area or during any period of time.

(b)

Sellers have made available to Buyers a true, correct and complete copy of each Contract listed on Schedule 3.16 of the Disclosure Schedule, as amended to date, and a written summary setting forth the terms and conditions of each oral Material Contract. Each Material Contract is valid and binding on the Sellers and, to the Knowledge of the Sellers, the counterparties thereto, and is in full force and effect.  To the Knowledge of Sellers, no party has repudiated any provision of a Material Contract or given written notice that a Material Contract has terminated or will be terminating and, excluding the effect of the filing and administration of the Bankruptcy Case or the insolvency or financial condition of the Sellers, no Seller is in breach of, or default under, in any material respect, a Material Contract to which it is a party.  To the Knowledge of the Sellers, the assignment of each Material Contract to Buyers will not result in any penalty, premium or variation of the rights, remedies, benefits or obligations of any party thereunder.

Section 3.17

Accounts Receivable; Inventory.

(a)

The accounts receivable shown in the Seller Financial Statements and that constitute Transferred Assets arose in the Ordinary Course of Business. Allowances for doubtful accounts have been prepared in accordance with GAAP and in accordance with the past practices of the Sellers.  The accounts receivable of the Business constituting Transferred Assets arising after December 31, 2014, and prior to the Closing Date arose or will arise in the Ordinary Course of Business.  The accounts receivable of the Business constituting Transferred Assets are not subject to any material claim of offset, recoupment, set off or counter-claim and, to the Knowledge of Sellers, there are no specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim in any such case, except to the extent otherwise reflected in the allowances for doubtful accounts as provided for in the Seller Financial Statements or, with respect to accounts receivable arising after December 31, 2014, and prior to the Closing Date, as determined in the Ordinary Course of Business. The Business does not have any accounts receivable from any director, officer or employee or Affiliate of any Seller.

(b)

The Inventory is of a quality and quantity usable and merchantable and, with respect to finished goods, of a quality saleable at customary gross margins, in the Ordinary Course of Business, except for obsolete items or as otherwise reflected in the reserves in the Seller Financial Statements.  The Inventory is adequate for the conduct of the Business.

Section 3.18

Customers and Suppliers.

(a)

Listed in Schedule 3.18(a) of the Disclosure Schedules are the twenty (20) largest customers of the Business, taken as a whole, by revenue for the year ended December 31, 2014, and set forth next to each such customer is the approximate percentage of net revenue of the Business represented by such customer for such period. As of the date hereof, no Seller has received any written notice, or, to the Knowledge of Sellers, has any reason to believe, that any of the customers listed on Schedule 3.18(a) of the Disclosure Schedules has materially decreased since December 31, 2014, or will materially decrease, its purchase of the products, equipment, goods and services of the Business. From December 31, 2014, to the date hereof, to the Knowledge of Sellers, there has been no termination, cancellation, or material limitation of, or any material modification or change in, the business relationship between any Seller and any customer listed on Schedule 3.18(a) of the Disclosure Schedules.

(b)

Listed in Schedule 3.18(b) of the Disclosure Schedules are the twenty (20) largest suppliers of services, raw materials, supplies, merchandise and other goods for the Business, taken as a whole, by cost for the year ended December 31, 2014. No Seller has received any written notice, or, to the Knowledge of Sellers, has any reason to believe, that any such supplier will not provide such services or sell such raw materials, supplies, merchandise and other goods to the Business at any time after the Closing on terms and conditions materially similar to those used in its current sales to the Sellers, subject only to general and customary price increases or decreases and the effects of the filing and administration of the Bankruptcy Cases.

Section 3.19

Certain Payments.  Since January 1, 2012, none of the Sellers (nor, to the Knowledge of Sellers, any of their respective directors, executives, representatives, agents or employees) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977; (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties; or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

Section 3.20

Brokers.  Except for Lazard Middle Market LLC, the fees, commissions and expenses of which will be paid by the Sellers, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Sellers.

Section 3.21

Exclusivity of Representations and Warranties. Neither the Sellers nor any of their Affiliates or Representatives is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied (including, but not limited to, any relating to financial condition or results of operations of the Business or maintenance, repair, condition, design, performance, value, merchantability or fitness for any particular purpose of the Transferred Assets), except as expressly set forth in this Article III and the Disclosure Schedules, and the Sellers hereby disclaim any such other representations or warranties.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyers hereby represent and warrant to the Sellers as follows; provided, that Mexico Buyers shall only make such representations and warranties, at the earliest, as of the date the applicable Mexico Buyer executes and delivers a Joinder:

Section 4.1

Organization.  Each Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary corporate (or equivalent) power and authority to perform its obligations hereunder and under any Ancillary Agreement.

Section 4.2

Authority.  Each Buyer has the corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by the Buyers of this Agreement and each of the Ancillary Agreements to which they will be a party and the consummation by the Buyers of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and this Agreement has been, and upon their execution each of the Ancillary Agreements to which the Buyers will be a party will have been, duly executed and delivered by the Buyers and assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Buyers will be a party will constitute, the legal, valid and binding obligations of the Buyers, enforceable against the Buyers in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 4.3

No Conflict; Required Filings and Consents.

(a)

The execution, delivery and performance by the Buyers of this Agreement and each of the Ancillary Agreements to which a Buyer will be a party, and the consummation of the transactions contemplated hereby and thereby, or compliance by each Buyer with any of the provisions hereof, do not and will not:

(i)

conflict with or violate the certificate of incorporation or bylaws of a Buyer;

(ii)

conflict with or violate any Law applicable to the Buyers or by which any property or asset of the Buyers are bound or affected;

(iii)

conflict with or violate any Order of any Governmental Authority; or

(iv)

conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give rise to a  right of termination, modification, notice or cancellation or require any consent of any Person pursuant to, any material contract or agreement to which a Buyer is a party;

except, in the case of clause (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect or that arise as a result of any facts or circumstances relating to the Sellers or any of their Affiliates.

(b)

The Buyers are not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Buyers of this Agreement and each of the Ancillary Agreements to which it will be a party or the consummation of the transactions contemplated hereby or thereby, except (i) for any filings required to be made under the HSR Act or other applicable Antitrust Law or (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

Section 4.4

Financing.  The Buyers shall have at the Closing, sufficient funds to permit the Buyers to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, and to pay all related fees and expenses.  Notwithstanding anything to the contrary contained herein, the Buyers acknowledge and agree that their obligations to consummate the transactions contemplated hereby are not contingent upon their ability to obtain any third-party financing.

Section 4.5

Brokers.  The fees, commissions and expenses of any broker, finder or investment banker engaged by or on behalf of the Buyers in connection with the transactions contemplated hereby will be paid by the Buyers.

Section 4.6

Buyer’s Investigation and Reliance.  The Buyers are sophisticated purchasers and have made their own independent investigation, review and analysis regarding the Business, the Transferred Assets, the Assumed Liabilities and the transactions contemplated hereby, which investigation, review and analysis was conducted by the Buyers together with expert advisors, including legal counsel, that it has engaged for such purpose.  The

Buyers and its Representatives have been provided with reasonable access to the Representatives, properties, offices, plants and other facilities, books and records of the Sellers relating to the Business and other information that they have requested in connection with their investigation of the Business, the Transferred Assets, the Assumed Liabilities and the transactions contemplated hereby.  Neither the Sellers nor any of their Affiliates or Representatives has made any representation or warranty, express or implied, as to the accuracy or completeness of any information concerning the Business, the Transferred Assets or the Assumed Liabilities contained herein or made available in connection with the Buyers’ investigation of the foregoing, except as expressly set forth in this Agreement.  The Buyers acknowledge that, should the Closing occur, the Buyers shall acquire the Business and the Transferred Assets without any surviving representations or warranties, on an “as is” and “where is” basis.  The Buyers acknowledge and agree that the representations and warranties in Article III are the result of arms’ length negotiations between sophisticated parties.

ARTICLE V
COVENANTS

Section 5.1

Conduct of Business Prior to the Closing.

(a)

Except (1) as otherwise contemplated by this Agreement, (2) as set forth on Schedule 5.1 of the Disclosure Schedules, (3) as required by the Bankruptcy Code or arising out of the Bankruptcy Case, (4) as otherwise required by Law or any Order, or (5) with the prior written consent of the US Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Closing Date, the Sellers shall:

(i)

the Sellers shall use commercially reasonable efforts, taking into account the Bankruptcy Case, to conduct the Business in the Ordinary Course of Business and preserve the material business relationships with customers, suppliers, distributors and others with whom the Sellers deal in the Ordinary Course of Business;

(ii)

use commercially reasonable efforts to maintain the Transferred Assets in good working condition and repair (normal wear and tear excepted), pay expenses and payables of the Business and collect accounts receivable of the Business;

(iii)

use commercially reasonable efforts to (A) comply in all material respects with all Laws and Transferred Contracts, (B) maintain all material Permits relating to the Business and (C) pay all applicable Taxes that Sellers are required to pay (taking into account any relief pursuant to the Bankruptcy Case); and

(iv)

use commercially reasonable efforts to transfer, assign, record or perfect in its name good title to any Transferred Assets that are not presently held or recorded in its name.

(b)

From the date of this Agreement until the Closing Date or earlier termination of this Agreement, the Sellers shall not, in connection with the Business without the prior written consent of the US Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):

(i)

sell, transfer, lease, sublease, encumber or otherwise dispose of any Transferred Assets or any interest therein, other than immaterial dispositions and Inventory sold or disposed of in the Ordinary Course of Business;

(ii)

acquire any corporation, partnership, limited liability company, other business organization or division thereof;

(iii)

merge or consolidate with or into any legal entity, dissolve, liquidate or otherwise terminate its existence;

(iv)

enter into any transaction relating to (i) the acquisition of fixed assets that will constitute Transferred Assets in excess of $100,000 or (ii) the incurrence of Liabilities that will constitute Assumed Liabilities in excess of $250,000 other than accounts payable relating to the acquisition of Inventory in the Ordinary Course of Business;

(v)

amend their certificate of incorporation, by-laws or comparable organizational documents;

(vi)

enter into or amend any Contract that would be a Material Contract or amend the DIP ABL Credit Agreement;

(vii)

take any action (other than any actions required by the Bankruptcy Court or applicable Law) in breach of this Agreement, the Sale Procedures, the Sale Order or the consummation of the transactions contemplated hereby;

(viii)

fail to exercise any rights of renewal with respect to any Leased Real Property that by its terms would otherwise expire, unless the Buyers have indicated that they wish the Sellers to reject such Lease and such Lease does not relate to a facility where the Buyers intend to conduct transition services pursuant to Section 5.20 (so long as during the post-Closing period the Buyers remit the amounts required by Section 5.20 relating to such Lease);

(ix)

grant, announce or effectuate any increase or modification in the salaries, bonuses or other benefits payable or to be provided to any Business Employees, other than (A) as required by Law, or (B) as required pursuant to any plans, programs or agreements existing on the date hereof;

(x)

materially modify or amend any Transferred Contract or modify, waive, release or assign any material rights or claims thereunder, in each case whether in connection with any extension, renewal or replacement of such Transferred Contract, or otherwise;

(xi)

engage in (A) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the intent of accelerating to pre-Closing periods sales to customers or distributors that would otherwise be expected (based on past practice) to occur in post-Closing periods, (B) any practice (including providing any discount, accommodation or other concession outside the Ordinary Course of Business) with the intent of accelerating to pre-Closing periods collections of accounts receivable that would otherwise be expected (based on past practice) to be made in post-Closing periods, (C) any practice with the intent of postponing to post-Closing periods payments with respect to any Transferred Assets or Assumed Liabilities that would otherwise be expected (based on past practice) to be made in pre-Closing periods or (D) any other promotional sales, discount activity or deferred revenue activity outside the Ordinary Course of Business;

(xii)

(A) reject or terminate any Material Contract or seek Bankruptcy Court approval to do so, or (B) fail to use commercially reasonable efforts to oppose any action by a third party to terminate (including any action by a third party to obtain Bankruptcy Court approval to terminate) any Material Contract, except in each case, to the extent the Buyers have indicated that they wish the Sellers to reject such Contract and in the case of a Material Contract that is a Lease, only to the extent such Lease does not relate to a facility where the Buyers intend to conduct transition services pursuant to Section 5.20 (so long as during the post-Closing period the Buyers remit the amounts required by Section 5.20 relating to such Lease); provided that prior to the Closing Date, Sellers may reject or terminate any Material Contract that is readily replaceable (and so replaced) at no more than the same cost, without disruption to the operation of the Business and otherwise on terms and conditions consistent with such rejected or terminated Material Contract, following consultation with Buyers regarding such rejection or termination;

(xiii)

with respect to any Transferred Asset (A) agree to allow any form of relief from the automatic stay in the Bankruptcy Cases; or (B) fail to use reasonable best efforts to oppose any action by a third party to obtain relief from the automatic stay in the Bankruptcy Cases;

(xiv)

modify, amend or terminate any of the Leases unless (x) any such modification or amendment shall be to the benefit of Sellers or waive, release or assign any material rights or claims to the extent included in the Leases or (y) the Buyers have indicated that they wish the Sellers to reject such Lease, except in the Ordinary Course of Business and if such Lease does not relate to a facility where the Buyers intend to conduct transition services pursuant to Section 5.20 (so long as during the post-Closing period the Buyers remit the amounts required by Section 5.20 relating to such Lease);

(xv)

enter into, establish, adopt, amend, terminate or fund any Employee Plan or any arrangement that would be an Employee Plan if in effect on the date of this Agreement, in respect of any present or former officer or employee or other similar service provider of or to the Sellers or their Affiliates;

(xvi)

grant or acquire, or dispose of or permit to lapse, any rights to any material Intellectual Property, or disclose or agree to disclose to any Person, other than Representatives of the Buyers, any material Trade Secret;

(xvii)

hire, terminate (other than for cause) or transfer any Business Employee participating in the Employee Incentive Plan;

(xviii)

hire any Business Employee with annual compensation over $75,000;

(xix)

compromise, settle or agree to settle, or consent to judgment in, any one or more Actions or institute any Action concerning any material Intellectual Property;

(xx)

make, revoke or change any election relating to Taxes, file any amended Return, request, enter into or obtain any Tax ruling with or from a Governmental Authority, or execute or file, or agree to execute or file, with any Governmental Authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes, in each case, that could reasonably have any adverse Tax effect on the Buyers or any of their Affiliates, for any taxable period, or portion thereof, starting after the Closing Date;

(xxi)

make any change in any method of accounting or accounting practice or policy, except as required by applicable Law or GAAP; or

(xxii)

agree or commit to any of the foregoing.

(c)

From the date of this Agreement until the Closing Date or earlier termination of this Agreement, the Sellers shall not without the prior written consent of the US Buyer (which consent shall be granted in US Buyer’s sole discretion):

(i)

voluntarily pursue or seek, or fail to use commercially reasonable efforts to oppose any third party in pursuing or seeking, a conversion of the Bankruptcy Cases to cases under chapter 7 of the Bankruptcy Code, the appointment of a trustee under chapter 11 or chapter 7 of the Bankruptcy Code and/or the appointment of an examiner with expanded powers;

(ii)

enter into any Contract that provides for “exclusivity” or any similar requirement or under which Buyers would after the Closing be restricted in any respect, with respect to distribution, licensing, marketing, purchasing or development of products or services;

(iii)

subject any of the Transferred Assets to any Encumbrance (other than any Encumbrance under the DIP ABL Credit Agreement and DIP Credit Agreement and Permitted Encumbrances);

(iv)

authorize, or make any commitment with respect to, any single capital expenditure that is in excess of $250,000 or capital expenditures that are, in the aggregate, in excess of $750,000 for the Business taken as a whole; or

(v)

other than the DIP Credit Agreement or the ABL DIP Credit Agreement, incur any indebtedness for borrowed money, enter into any capital lease or guarantee any such indebtedness, in each case that would constitute an Assumed Liability.

Section 5.2

Covenants Regarding Information.

(a)

From the date hereof until the Closing Date, upon reasonable request, the Sellers shall afford the Buyers and its Representatives reasonable access to make investigation of the properties (including, at the Buyers’ sole cost and discretion, the performance of Phase I Environmental Site Assessments (“Phase I Assessments”),

environmental compliance audits, and, if recommended by a Phase I Assessment, Phase II Environmental Site Investigations), offices, plants and other facilities, books and records (including Tax records) of the Sellers, and shall furnish the Buyers with such financial, operating and other data and information, and access to all the officers, key employees, accountants and other Representatives of Sellers as the Buyers may reasonably request and to make extracts and copies of such books and records.  In addition, Sellers shall cooperate to allow Buyers reasonable access to employees in order to determine their designation of Transferred Employees.  Notwithstanding anything to the contrary in this Agreement, the Sellers shall not be required to disclose any information to the Buyers or their Representatives if such disclosure would adversely affect any attorney-client or other legal privilege or contravene any applicable Laws.  Subject to the foregoing and upon reasonable notice, Sellers shall also afford Buyers reasonable access, during normal business hours, to the Business, to all operations of the Business and to all Transferred Assets and Assumed Liabilities.  Upon the Buyers’ reasonable request, the Sellers agree to cooperate with Buyers to obtain an affidavit of title, in such form as may be reasonably required by the Buyers’ title insurance company, to allow such company to issue an owner’s title insurance policy in favor of the Buyers with respect to all Owned Real Property, subject only to Permitted Encumbrances.

(b)

From and after the date hereof, Sellers shall within one (1) Business Day (i) advise Buyers, and communicate to Buyers the terms (unless expressly prohibited by the terms thereof) of, any proposal or other communication regarding a proposal for the acquisition of the Business or any of the Transferred Assets that any Seller or any of their respective directors, officers, managers, employees, representatives or Affiliates has made, may receive or has become aware of and (ii) furnish Buyers with a true, complete and correct copy of any such written proposal or communication and any document relating thereto, unless expressly prohibited by the terms thereof.

(c)

The Sellers shall use commercially reasonable efforts to cause its employees to, on a timely basis, provide all reasonable cooperation requested by the Buyers and/or any potential lender that is reasonably necessary and customary to assist the Buyers in connection with such financing, including (i) requesting its certified independent auditors to provide auditors’ reports and customary comfort letters with respect to financial information relating to the Sellers in customary form and (ii) causing appropriate personnel of the Sellers to participate at reasonable times in a reasonable number of sessions with prospective lenders; provided, that the Sellers shall not be required to produce and deliver any financial statements or other financial information not currently completed in the Ordinary Course of Business.  Any and all reasonable and documented out-of-pocket costs and expenses incurred at the request of the US Buyer in connection with any cooperation, investigation or other matter related to this Section 5.2 shall be borne by the Buyers.

Section 5.3

Notification of Certain Matters.  Until the Closing, each party hereto shall promptly notify the other party in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VII of this Agreement becoming incapable of being satisfied.

Section 5.4

Intercompany Arrangements.  All intercompany and intracompany accounts or Contracts between the Business, on the one hand, and the Sellers and its Affiliates, on the other hand, shall be cancelled without any consideration or further liability to any party and without the need for any further documentation, immediately prior to the Closing.

Section 5.5

Employee Matters.

(a)

With respect to each Business Employee, not later than April 30, 2015, the Sellers shall provide the Buyers with a list setting forth, to the extent such information is permitted to be disclosed under applicable Law and reasonably available: (i) title or job/position, (ii) job designation (i.e., salaried or hourly), (iii) location of employment, (iv) employment status (active, on leave or on unpaid leave), (v) with respect to Mexico Sellers Personnel, date of hire (seniority), and (vi) annual base rate of compensation for all salaried employees and any bonus amount that he or she has received for the fiscal year ended December 31, 2014, and also, to the extent known, with respect to the Mexico Sellers Personnel, whether any bonus payment has been made during 2015.

(b)

Prior to the Closing, the Buyers shall provide (or cause one of their Subsidiaries to provide) to all Business Employees (including each Qualified Leave Recipient) other than Mexico Sellers Personnel not already subject to a written employment agreement with a Seller an offer of employment on an “at will” basis (the “Employment Offer”), in each case to commence immediately following the Closing, or in the case of a Qualified Leave Recipient, the date of his or her return to active employment; provided that such Qualified Leave Recipient returns to active status within thirty (30) days following the Closing Date.  Each Business Employee or Qualified Leave Recipient who accepts the Employment Offer and who becomes an active employee of the Buyers or of one of its Subsidiaries shall be a “Transferred Employee.”  The Sellers shall reasonably cooperate with the Buyers in effecting the Transferred Employees’ transfer of employment from the Sellers to the Buyers or a Subsidiary of the Buyers as contemplated hereby.  Within ten (10) days prior to the anticipated Closing Date, Sellers shall provide Buyers with a list of any applicable individuals who are expected to be Qualified Leave Recipients as of the Closing Date and shall update that list from time to time through the Closing Date as necessary.  Each offer of employment made pursuant to this Section 5.5 shall be contingent upon the Closing and the issuance of the Sale Order.

(c)

The Buyers shall assume and pay all unpaid wages and salaries, in respect of Transferred Employees, which are earned or accrued during the payroll period in which the Closing Date occurs.  The Sellers shall retain all Liabilities relating to unpaid wages, salaries, commissions and other amounts, earned or accrued by or in respect of Business Employees that are not assumed by the Buyers as described in the preceding sentence.

(d)

To the extent permitted by Law, all unused vacation and paid time off of the Transferred Employees accrued as of the Closing Date shall, effective as of the Closing Date or, if later, the date on which such Transferred Employee becomes an employee of the Buyer, be transferred to and assumed by the Buyers and the Buyers shall honor such accrued vacation on the same basis as under the Sellers’ vacation policy as in effect immediately prior to the Closing.  To the extent the Sellers are not permitted by Law to transfer accrued vacation of Transferred Employees, such accrued vacation shall be paid out by the Buyers to the Transferred Employees at the time of Closing.

(e)

The Buyers shall assume all health plan coverage obligations under Section 4980B of the Code with respect to all “M&A qualified beneficiaries” as defined in Treasury Regulation section 54.4980B-9.

(f)

The Buyers shall cause the employee benefit plans of the Buyers or their Affiliates in which Transferred Employees participate (collectively, the “Buyer Plans”) to grant the Transferred Employees not already subject to a written employment agreement with a Seller credit for their service with the Sellers and their Affiliates prior to the Closing Date (i) under any Buyer Plans in which they are otherwise eligible to participate (except for benefit accrual service under any defined benefit pension plan or to the extent that such crediting would result in duplication of benefits), and (ii) for purposes of vacation accrual and severance.

(g)

As soon as practicable following the Closing Date, with respect to the Employee Plans that are tax-qualified defined contribution plans, the Buyers shall permit the Transferred Employees to roll over their account balances and outstanding loan balances, if any, thereunder into an “eligible retirement plan” within the meaning of Section 402(c)(8)(B) of the Code maintained by the Buyers or an Affiliate.

(h)

From and after the Closing Date, the Sellers shall retain all (i) employment obligations with regard to those employees and former employees of the Sellers (or who are otherwise related to the Business) who are not Transferred Employees, and (ii) any Liabilities related to any Transferred Employees to the extent not assumed by the Buyers in this Section 5.5 or under Section 2.3.

(i)

Without limitation of Section 9.9, nothing in this Section 5.5 shall (i) be treated as an amendment of, or undertaking to amend, any Employee Plan, (ii) obligate the Buyer, the Sellers, or any of their respective Affiliates to retain the employment of any particular employee, or (iii) confer any rights or benefits on any Person, including any Transferred Employee, other than the Parties to this Agreement.

(j)

Mexico Employee Matters:

(i)

Notwithstanding the foregoing, as of the Closing Date, the applicable Mexico Buyer will become the employer of the employees of Mexico Sellers (y) as of the Closing Date (all such current workers are separately identified in Schedule 5.5(j) of the Disclosure Schedules, which may be updated by Mexico Buyer no later than five (5) days prior to the Closing Date in order to reflect the exclusion of any Non-Transferred Mexico Seller Employees, and are referred hereafter as “Mexico Sellers Personnel”) and (z) whose transfer is confirmed by the Mexico Buyers (any Business Employee that will not become an employee of the Mexico Buyer, a “Non-Transferred Mexico Sellers Employee”) and will do so by means of any of the following alternatives, as determined by Mexico Buyer in its sole discretion:

(A)

an “employer substitution” as provided for under the Mexico Federal Labor Law (the “MFLL”) and the Mexico Social Security Law (the “MSSL”).

Accordingly, subject to the provisions of the MFLL, (1) no severance will be payable to the Mexico Sellers Personnel who are transferred by Mexico Seller pursuant to such employer substitution, (2) Mexico Buyer will maintain the labor conditions and recognize the seniority of all Mexico Sellers Personnel and agrees to pay them after the date of this Agreement upon the same basis as the salaries, fringe benefits and any other compensation, which they are receiving as of the date of the Closing Date, and (3) Mexico Sellers shall, at the time required by applicable Law, pay the mandatory Mexico profit sharing accrued to the Closing Date in accordance to the MFLL, (4) all severance costs and payments related to the termination of the Non-Transferred Mexico Sellers Employees shall be solely borne and made by Mexico Buyers on the Closing Date, and (5) Mexico Sellers shall deliver to Mexico Buyer evidence that the employment terminations relating to the Non-Transferred Mexico Seller Employees were completed in accordance with applicable Law, in form and substance reasonably satisfactory to Mexico Buyers; or

(B)

the termination of all employment relationships with the Mexico Sellers Personnel and the Non-Transferred Mexico Sellers Employees immediately prior to Closing, in which case, subject to the provisions of the MFLL and the MSSL, (1) all severance costs and payments shall be solely borne and made by Mexico Buyers on the Closing Date, (2) Mexico Sellers shall deliver to Mexico Buyer evidence that the employment terminations were completed in accordance with applicable Law, in form and substance reasonably satisfactory to Mexico Buyers, and (3) Mexico Buyers (or any of its designees) shall offer employment to the Mexico Sellers Personnel.

(ii)

Mexico Seller and Mexico Buyer agree to provide each other information and assistance, and execute such documents as are reasonably necessary and required by applicable Mexico Law related to the transfer of the Mexico Sellers Personnel and/or the Non-Transferred Mexico Sellers Employees, including agreements with the union (if applicable) and notices to each of the Mexico Sellers Personnel and/or the Non-Transferred Mexico Sellers Employees, as well as notices to IMSS, INFONAVIT, SAR and any other governmental agency, within the time periods established by applicable Mexico Law.

Section 5.6

Consents and Filings; Further Assurances.

(a)

Except as set forth in Schedule 5.6 of the Disclosure Schedules, each of the Parties shall use all reasonable best efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements and to confirm Buyers’ ownership of the Transferred Assets as promptly as practicable, including to use commercially reasonable efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings, including all necessary waivers, consents and approvals from customers and other parties. Without limiting the generality of the previous sentence, the Parties shall use commercially reasonable efforts to (i) obtain from Governmental Authorities all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; (ii) promptly (and in no event later than three (3) Business Days after the determination that US Buyer is the Successful Bidder) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act or any other applicable Law, including any other Antitrust Law; (iii) comply at the earliest practicable date with any request under the HSR Act, or other Antitrust Law, for additional information, documents or other materials received by each of them or any of their respective Subsidiaries from the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or any other Governmental Authority in respect of such filings (collectively, an “Antitrust Authority”); (iv) cooperate with each other in connection with any such filing or request (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the Antitrust Authorities under the HSR Act or other Antitrust Law with respect to any such filing; (iv) not extend any waiting period under the HSR Act or enter into any agreement with an Antitrust Authority not to consummate the transactions contemplated hereby; and (v) defend and resolve any investigation or other inquiry of any Governmental Authority under all applicable Laws, including by defending against and contesting administratively and in court any litigation or adverse determination initiated or made by a Governmental Authority under applicable law.  The Buyers shall pay all filing fees and other charges for the filing under the HSR Act or other Antitrust Law by the Parties.

(b)

Each of the Parties shall promptly notify the other Parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other Parties to review in advance any proposed communication by such Party to any Governmental Authority.  Seller shall not agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting.  The Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act.  Subject to applicable Law, the Parties will provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

(c)

From time to time, whether at or following the Closing, the Sellers and the Buyers shall execute, acknowledge and deliver all such further conveyances, notices, assumptions and releases and such other instruments, and shall take such further actions, as may be necessary or appropriate to vest in Buyers all the right, title, and interest in, to or under the Transferred Assets, to provide Buyers and the Sellers all rights and obligations to which they are entitled and subject pursuant to this Agreement and the Ancillary Agreements, and to otherwise make effective as promptly as practicable the transactions contemplated by this Agreement and the Ancillary Agreements. Each of the Parties will use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to such obligations to be satisfied.

Section 5.7

Refunds and Remittances.

(a)

After the Closing: (i) if the Sellers or any of their Affiliates receive any refund or other amount that is a Transferred Asset or is otherwise properly due and owing to the Buyers in accordance with the terms of this Agreement, the Sellers promptly shall remit, or shall cause to be remitted, such amount to the Buyers and (ii) if the Buyers or any of their Affiliates receive any refund or other amount that is an Excluded Asset or is otherwise properly due and owing to the Sellers or any of their Affiliates in accordance with the terms of this Agreement, the Buyers promptly shall remit, or shall cause to be remitted, such amount to the Sellers.

(b)

In the event that, after the Closing Date, (i) either Party reasonably believes Sellers or any their Affiliates have retained ownership of an asset intended to be conveyed to Buyers as a Transferred Asset as contemplated by this Agreement, for no additional consideration to the Sellers or any of their Affiliates, the Sellers shall and shall cause their controlled Affiliates to convey, assign or transfer promptly such Transferred Asset to Buyers, and the Parties hereto shall execute all other documents and instruments, and take all other lawful actions reasonably requested, in order to assign and transfer such Transferred Asset to Buyers or their designees or (ii) either Party reasonably believes an Excluded Asset has been conveyed to Buyers, Buyers shall convey, assign or transfer promptly such Excluded Asset to the Sellers, and the Parties shall execute all other documents and instruments, and take all other lawful actions reasonably requested, in order to assign and transfer such Excluded Asset to Sellers or their designee.

Section 5.8

Public Announcements.  On and after the date hereof and through the Closing Date, the Parties shall consult with each other before making any press release, securities filing or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and neither the Buyers nor the Sellers shall make any press release, securities filing or any public statement prior to obtaining the Seller Parent’s (in the case of the Buyer) or the Buyer’s (in the case of the Sellers) written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by applicable Law or any listing agreement of any party hereto.

Section 5.9

Bankruptcy Court Filings and Approval.

(a)

Not later than two (2) Business Days after the date this Agreement is executed, Seller Parent and each of the other Sellers shall file voluntary petitions for relief commencing a case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and file and serve one or more motions, each in form and substance reasonably acceptable to the Buyer, seeking approval of the Sale Procedures Order and the Sale Order (together, the “Sale Motion”).

(b)

Seller Parent and each of the other Sellers shall use reasonable best efforts to cause the Bankruptcy Court to enter (i) the Sale Procedures Order on or prior to the date that is thirty (30) days after the Petition Date and (ii) the Sale Order on or prior to the date that is ninety-three (93) days after the date hereof, which Sale Order shall approve a sale to the

Successful Bidder at any Auction conducted under the Sale Procedures Order or to Buyers if there are no other qualified bidders.

(c)

The Buyers agree that they will promptly take such actions as are reasonably requested by Sellers to assist in obtaining entry of the Sale Procedures Order and the Sale Order and, consistent with Section 5.11 below, a finding by the Bankruptcy Court of adequate assurance of future performance by Buyer.

(d)

The Sellers and the Buyers acknowledge that this Agreement and the sale of the Transferred Assets and the assumption of the Assumed Liabilities are subject to Bankruptcy Court approval.  The Sellers and the Buyers acknowledge that to obtain such approval, (i) the Sellers must demonstrate that they have taken reasonable steps to obtain the highest, best, or otherwise financially superior offer possible for the Transferred Assets and (ii) the Buyers must provide adequate assurance of future performance with respect to the Transferred Contracts.

(e)

From the date hereof until the entry of the Sale Procedures Order, the Buyers agree and acknowledge that the Sellers and their Affiliates shall be permitted, and shall be permitted to cause their Representatives, to initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, respond to any unsolicited inquiries, proposals or offers submitted by, and enter into any discussions or negotiations regarding any of the foregoing with, any Person (in addition to the Buyers and its Affiliates, agents and Representatives) relating to a Competing Bid; provided that Sellers shall (i) promptly (and in any event within one (1) day) notify Buyers of any Competing Bid, or any indication that any Person is considering making, a Competing Bid (ii) promptly (and in any event within one (1) day) notify Buyers of the identity of any Person making a Competing Bid (or considering making a Competing Bid) and provide a copy of any Competing Bid (or, where no such copy is available, a reasonably detailed description of such Competing Bid), (iii) subject to applicable Law, keep Buyers informed on a current basis of the status of any Competing Bid (or the consideration of any Competing Bid) and any developments, discussions and negotiations related thereto (including by updating any copies of a Competing Bid provided to Buyers), (iv) provide reasonable updates regarding the Sellers’, and their Affiliates and Representatives’, efforts in soliciting and encouraging submission of any Competing Bid and (v) ensure Buyers have been provided all information provided to such Persons or its Representatives making a Competing Bid.

(f)

The Buyers agree and acknowledge that, after entry of the Sale Procedures Order, the Sellers and their Affiliates shall be permitted, and shall be permitted to cause their Representatives, to initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, respond to any unsolicited inquiries, proposals or offers submitted by, and enter into any discussions or negotiations regarding any of the foregoing with, any Person (in addition to the Buyers and its Affiliates, agents and Representatives) in accordance with the terms of the Sale Procedures Order.

(g)

The Sellers shall, to the extent reasonably practicable, give Buyers advanced notice and proposed drafts of all pleadings, motions, orders, other papers, hearings, and other proceedings relating to this Agreement and the transactions contemplated hereby, and shall provide Buyers and their counsel with a reasonably opportunity to review such papers prior to filing with the Bankruptcy Court.

(h)

The Sellers shall use reasonable best efforts to serve notices of assumption of the Transferred Contracts, including designation of Cure Claims, on all necessary parties by the twenty-eighth (28th) Business Day following the Sale Procedures Hearing.

(i)

In the event an appeal is taken or a stay pending appeal is requested, from the Sale Order, Sellers shall immediately notify Buyers of such appeal or stay request and shall provide to Buyers promptly a copy of the related notice of appeal or order of stay.  Sellers shall also provide Buyers with written notice of any motion or application filed in connection with any appeal from such orders. The Sellers agree to take all action as may be reasonable and appropriate to defend against such appeal or stay request and the Sellers and Buyers agree to use their reasonable efforts to obtain an expedited resolution of such appeal or stay request; provided that nothing herein shall preclude the parties hereto from consummating the transactions contemplated hereby, if the Sale Order shall have been entered and has not been stayed and the Buyers, in their sole and absolute discretion, waive in writing the condition that the Sale Order be a Final Order.

(j)

After entry of the Sale Order, to the extent the Buyers are the Successful Bidder at the Auction, neither the Buyers nor the Sellers shall take any action which is intended to, or fail to take any action the intent of which failure to act is to, result in the reversal, voiding, modification or staying of the Sale Order.

Section 5.10

Name Change.  The Sellers shall, as promptly as practicable (but in no event later than thirty (30) Business Days) after the Closing, cease using and displaying any trademarks that are included in the Transferred Assets, and in accordance with such requirement, the Sellers shall use commercially reasonable efforts to, no later than sixty (60) Business Days after the Closing, legally change their corporate and business names (to the extent such names include such trademarks or a confusingly similar trademarks) to names that are not confusingly similar to such trademarks, and file notices of such name changes with the Bankruptcy Court.  Subject to the approval of the Bankruptcy Court to change Seller Parent’s name for purposes of the Bankruptcy Case (which approval Seller Parent shall seek and use commercially reasonable efforts to obtain promptly following the Closing), under no circumstance shall the Sellers, after the Closing, use or otherwise exploit the trademarks included in the Transferred Assets or any other indicia confusingly similar to the trademarks included in the Transferred Assets, copyrights included in the Transferred Assets, or any work substantially similar to the copyrights included in the Transferred Assets, as a source identifier in connection with any Seller product, service or corporate, business or domain name.

Section 5.11

Assumed Liabilities; Adequate Assurance of Future Performance.  The Parties agree that they will promptly take commercially reasonable actions to provide the evidence required to establish that the Buyers can provide adequate assurance of future performance of the Transferred Contracts, including such affidavits, non-confidential financial information and other documents or information as may be necessary or desirable for filing with the Bankruptcy Court and making the Buyer’s and Sellers’ Representatives available to testify before the Bankruptcy Court.

Section 5.12

Sale Free and Clear.  The Sellers acknowledge and agree, and the Sale Order shall be drafted to provide, without limitation, that, (a) on the Closing Date and concurrently with the Closing, all then existing or thereafter arising obligations, Liabilities and Encumbrances, against or created by the Sellers, any of their Affiliates, or the bankruptcy estate, to the fullest extent permitted by Section 363 of the Bankruptcy Code, shall be fully released from and with respect to the Transferred Assets and (b) the Buyers are not successors to any Seller or the bankruptcy estate by reason of any theory of law or equity, and the Buyers shall not assume or in any way be responsible for any Liability of the Sellers, any of their Affiliates and/or the bankruptcy estate, except as expressly provided in this Agreement.  On the Closing Date, the Transferred Assets shall be transferred to the Buyers free and clear of all obligations, Liabilities and Encumbrances (other than Lease Encumbrances) to the fullest extent permitted by Section 363 of the Bankruptcy Code.

Section 5.13

Intellectual Property License. To the extent that Sellers own or license any Intellectual Property that is used or held for use in the Business and that is not a Transferred Asset, Sellers hereby grant to Buyers, effective as of the Closing, a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable, worldwide, sublicensable license to use and otherwise exploit such Intellectual Property. The foregoing license shall be freely assignable and transferable by Buyers.

Section 5.14

Intellectual Property Registrations.   Prior to the Closing Date, the Sellers shall use commercially reasonable efforts to effect the necessary change of ownership and recordals with all patent, trademark, and copyright offices and domain name registrars and other similar authorities (i) where Intellectual Property of any Seller is still recorded in the name of legal predecessors of any Seller or any Person other than a Seller or (ii) where, to the Knowledge of the Sellers, the relevant recordals of the patent, copyright, and trademark offices, and domain name registrars, and other similar authorities, with respect to any Seller’s Intellectual Property, are materially incorrect for any other reason.

Section 5.15

Wind-Down Amount.  On and after the Closing Date, the Sellers shall hold the Wind-Down Amount in trust for the benefit of persons entitled to be paid costs covered by the Wind-Down Amount in accordance with the Wind-Down Budget and the following provisions:

(a)

All claims for costs to be paid from the Wind-Down Amount pursuant to the Wind-Down Budget must be submitted to the Sellers and the Buyers in writing.

(b)

Upon the submission of any such claims for costs to be paid from the Wind-Down Amount, the Buyers shall have ten (10) days to object in writing to any such claim on the basis that it is not (i) consistent in kind or amount with the Wind-Down Budget or (ii) reasonably necessary for the winding-down of the Sellers’ estates.

(c)

In the event that an objection is made by the Buyers and an agreement cannot be reached between the claimant and the Buyers, the amount of any such payment still in dispute shall be determined, on application by the Buyers or the Sellers, and on notice to the Buyers and any affected beneficiary of the Wind-Down Amount, by Order of the Bankruptcy Court.  The costs of any such application shall be paid:  (i) in the case of the Sellers, from the Wind-Down Amount; (ii) in the case of the claimant, by the claimant; and (iii) in the case of the Buyers, by the Buyers, unless the Buyers are successful in their complaint, in which case their costs of the application shall be paid from the Wind-Down Amount.

(d)

Once the amount of any such claim has either been agreed to or determined by the Bankruptcy Court, as set forth above, the Sellers shall promptly pay such claim from the Wind-Down Amount.

(e)

Subsequent to the Closing Date, the Sellers shall reduce the amount of the Wind-Down Amount as and to the extent that the Sellers may agree, or the Bankruptcy Court, on application by the Buyers or otherwise, determines, that it, or portions of it, are no longer required to fund the wind-down costs of the Sellers’ estates and by distributing to the Buyers the amount of such reductions.

(f)

All right, title and interest in and to any amounts in the Wind-Down Amount that are not used to pay costs associated with winding-down the Sellers’ estates and shall vest absolutely in the Buyers as at the Closing Date and shall promptly be distributed to the Buyers in accordance with this Section 5.15.

Section 5.16

Creation of Mexico Buyer.  Prior to Closing, if US Buyer is the Successful Bidder, US Buyer will form, or procure that its Affiliates form, one or more entities to serve as Mexico Buyers.  Any such entity formed to be a Mexico Buyer shall be permitted to join this Agreement by executing a Joinder hereto.

Section 5.17

Business Plan.  No later than March 31, 2015, the Sellers shall deliver a draft of a business plan to Buyers (the “Business Plan”).  No later than April 15, 2015, the Business Plan, in a form reasonably acceptable to Buyers, shall have been submitted to the board of directors of Seller Parent for consideration.

Section 5.18

D&O Insurance.  Prior to Closing, Seller Parent shall have obtained tail directors’ and officer’s insurance coverage, the cost and premium of which shall be added to amounts included in the Wind-Down Budget, extending the terms of Seller Parent’s existing directors’ and officers’ insurance coverage for a period of six years, such tail policy to take effect as of the later of the Closing Date and the completion of any wind-down of the Sellers.

Section 5.19

Disclosure Schedule Update.  The Sellers may, upon the prior written consent of the US Buyer (which consent shall not be unreasonably withheld), within fourteen (14) days of the date hereof, update the Disclosure Schedules relating to Article III hereof; provided that (a) such update and revision shall not disclose factors or circumstances that constitute a Material Adverse Effect, (b) the Sellers shall not update the introduction to the Disclosure Schedules, (c) the Sellers shall not update Schedules 3.3(b), 3.10(a), 3.10(j) or 3.16(a)(v) of the Disclosure Schedules, and (d) the Sellers shall not update the Disclosure Schedules to include any action, event or occurrence taking place after the date hereof.  The

Parties hereto agree that additions to the Disclosure Schedules pursuant to this Section 5.19 shall not be considered a failure of the representations and warranties of Sellers set forth in this Agreement to be true and correct as of the Closing Date or the date hereof, and the Disclosure Schedules as updated and revised in accordance with this Section 5.19 shall supersede the version of the Disclosure Schedules delivered by Sellers to Buyers on the date hereof.

Section 5.20

Transition Services.  If requested by the Buyers, (a) to the extent the Sellers have access thereto and/or possession thereof, the Sellers shall permit any Transferred Employees to work at any facility that is an Excluded Asset and (b) the Sellers and the Buyers shall negotiate, in good faith, on a post-closing transition services agreement on terms that are mutually acceptable to the Parties, in each of case (a) and (b), in order to provide for the movement of any Transferred Assets, transfer of customer relationships and employees and such other assistance as the Buyers may reasonably need to facilitate any separation of the Transferred Assets from Excluded Assets; provided that any such transition services to be provided by the Sellers shall be subject to any winding-down of operations and related capabilities of the Sellers post-Closing. The cost of transition services (including the post-Closing costs during the transition period of maintaining the Leases that would have been rejected but for the Buyers’ intention to use the facilities related to such Leases to conduct transition services) shall be borne by the applicable Buyer or Designated Buyer.  The Sellers will not reject any Lease relating to a location for which the Buyers are requesting transition services; provided that during the post-Closing period while the Buyers are using the transition services, the Buyers shall remit the amounts required by this Section 5.20.

Section 5.21

Employee Incentive Plan.  The Sellers and the Buyers may determine to seek Bankruptcy Court authorization to implement an employee incentive plan, in a mutually agreed upon form (which form shall be agreed by each of the Parties in their sole discretion) (the “Employee Incentive Plan”).

ARTICLE VI

TAX MATTERS

Section 6.1

Transfer Taxes.  Any and all sales, harmonized sales, use, property transfer or gains, real estate or land transfer or gains, documentary, stamp, registration, recording, filing, goods and services or other similar Taxes payable solely as a result of the sale or transfer of the Transferred Assets and the assumption of the Assumed Liabilities pursuant to this Agreement (“Transfer Taxes”) shall (to the extent not subject to an exemption under the Bankruptcy Code) be borne by the Buyers.  The Sellers and the Buyers shall use commercially reasonable efforts and cooperate in good faith to mitigate, reduce, or eliminate any such Transfer Taxes.  The Buyers shall prepare and file all necessary Returns or other documents with respect to all such Transfer Taxes.  In the event any such Return requires execution by the Sellers, the Buyers shall prepare and deliver to the Sellers for their review, comment and approval, which approval shall not be unreasonably withheld, conditioned or delayed, a copy of such Return at least ten (10) Business Days before the due date thereof (taking into account any valid extension), and upon the Sellers’ approval thereof, the Sellers shall promptly execute such Return and deliver it to the Buyer, which shall cause it to be filed.

Section 6.2

Tax Cooperation.  The Buyers and the Sellers agree to furnish or cause to be furnished to each other, upon reasonable request, as promptly as practicable, such information and assistance relating to the Business, the Transferred Assets and the Assumed Liabilities as  is reasonably necessary for the filing of all Returns, the making of any election relating to Taxes, the preparation for any audit by any Governmental Authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax; provided, however, that neither the Buyers nor any Seller shall be required to disclose the contents of its Returns to any Person.  Any reasonable expenses incurred in furnishing such information or assistance pursuant to this Section 6.2 shall be borne by the Party requesting it.

Section 6.3

Certain Tax Elections.

(a)

Notwithstanding any other provisions in this Agreement, the Buyers and the Sellers hereby waive compliance with all “bulk sales,” “bulk transfer” and similar Laws that may be applicable with respect to the sale and transfer of any or all of the Transferred Assets to the Buyer.

(b)

The Buyers and the Sellers agree (i) to use the “standard procedure” described in Section 4 of IRS Revenue Procedure 2004-53, 2004-2 C.B. 320 with respect to the Sellers’ Tax filing and payment obligations relating to the Business and the Business Employees and (ii) that US Buyer shall file (or cause to be filed) an IRS Form W-2 for each Business Employee with respect to the portion of the year during which such Business Employee is employed by US Buyer that includes the Closing Date, excluding the portion of such year that such Business Employee was employed by the Sellers or their respective Affiliates.

Section 6.4

Apportionment of Certain Taxes.  All real property, personal property and similar ad valorem Taxes, if any, levied with respect to the Transferred Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the “Apportioned Taxes”) shall be apportioned between the Sellers and the Buyers based on the number of days of such taxable period ending on and including the Closing Date (such portion of such taxable period, the “Pre-Closing Tax Period”) and the number of days of such taxable period after the Closing Date (such portion of such taxable period, the “Post-Closing Tax Period”).  The Sellers shall be responsible for the proportionate amount of such Apportioned Taxes that is attributable to the Pre-Closing Tax Period, and the Buyers shall be responsible for the proportionate amount of such Apportioned Taxes that is attributable to the Post-Closing Tax Period.  Any Apportioned Taxes shall be timely paid, and all applicable Returns shall be timely filed, as provided by applicable Law.  The paying Party shall be entitled to reimbursement from the non-paying Party for the non-paying Party’s portion of the Apportioned Taxes in accordance with this Section 6.4.  Upon payment of any such Apportioned Taxes, the paying Party shall present a statement to the non-paying Party setting forth the amount of reimbursement to which the paying Party is entitled under this Section 6.4, together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed.  The non-paying Party shall make such reimbursement by wire transfer in immediately available funds within ten (10) days of receipt of such statement to an account designated by the paying Party.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.1

General Conditions.  The respective obligations of the Buyers and the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any Party in its sole discretion (provided, that such waiver shall only be effective as to the obligations of such Party):

(a)

No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent), that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

(b)

Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement and the Ancillary Agreements shall have expired or shall have been terminated.  All other material consents of, or registrations, declarations or filings with, any Governmental Authority legally required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained or filed.

(c)

The Bankruptcy Court shall have entered the Sale Order, and the Sale Order and the Sale Procedures Order shall each be a Final Order.

Section 7.2

Conditions to Obligations of the Sellers.  The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Seller Parent in its sole discretion:

(a)

The representations and warranties of the Buyers contained in this Agreement or any Ancillary Agreement or any certificate delivered pursuant hereto shall be true and correct both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Buyer Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.  The Buyers shall have, in all material respects, performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by it prior to or at the Closing.  The Sellers shall have received from the Buyers a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof.

(b)

The Sellers shall have received an executed counterpart of each document listed in Section 2.9(c), signed by each party other than the Sellers.

(c)

The Wind-Down Amount shall have been funded to Seller Parent.

Section 7.3

Conditions to Obligations of the Buyer.  The obligations of the Buyers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Buyers in their sole discretion:

(a)

The representations and warranties of the Sellers contained in this Agreement or any Ancillary Agreement or any certificate delivered pursuant hereto shall be true and correct both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Sellers shall have, in all material respects, performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by them prior to or at the Closing.  The Buyers shall have received from the Sellers a certificate to the effect set forth in the preceding sentences, signed by duly authorized officers thereof.

(b)

The Buyers shall have received an executed counterpart of each document listed in Section 2.9(b), signed by each party other than the Buyer.

(c)

The Bankruptcy Court shall have approved and authorized the assumption and assignment of the Material Contracts that are Transferred Contracts, subject to Section 2.5.

(d)

The total aggregate value of the Cure Claims (including all Disputed Cure Claims) has been finally determined by the Buyers with the parties to the Transferred Contracts and does not exceed $14,000,000.

(e)

No “Event of Default” (as such term is defined in the DIP Credit Agreement) shall have occurred and is continuing as of the Closing Date.

(f)

The aggregate amount of the Cash Component shall not exceed $140,000,000.

(g)

The aggregate amount of the Assumed Liabilities pursuant to Section 2.3(a)(iv) shall not exceed $18,000,000.

(h)

There shall not have occurred and be continuing any changes, effects or circumstances constituting, or which would reasonably be likely to result in, individually or in the aggregate, a Material Adverse Effect.

ARTICLE VIII
TERMINATION

Section 8.1

Termination.  This Agreement may be terminated at any time prior to the Closing (the date on which this Agreement terminates in accordance with its terms, the “Termination Date”):

(a)

by mutual written consent of the Buyers and Seller Parent;

(b)

either Seller Parent or Buyers, if:

(i)

any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the Party so requesting termination shall have complied with Section 5.6; or

(ii)

the Sellers enter into a definitive agreement with respect to an Alternative Transaction because the Buyer is not the Successful Bidder at the Auction; provided, however, that if the Buyer is the Back-Up Bidder, then Buyer may not terminate this Agreement pursuant to this Section 8.1(b)(ii) for a period of sixty (60) days from the entry of the Sale Order (for the avoidance of doubt, nothing in this Section 8.1(b)(ii) shall restrict the ability of the Buyers to terminate this Agreement in accordance with any other provision of this Agreement);

(c)

by the Buyers, if:

(i)

the Buyers are not in material breach of this Agreement and the Sellers breach or fail to perform in any respect any of their representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.3, (B) cannot be or has not been cured within fifteen (15) days following delivery of written notice of such breach or failure to perform and (C) has not been waived by the Buyer;

(ii)

the Bankruptcy Case is not filed by Sellers within five (5) Business Days of the execution hereof;

(iii)

the Sale Hearing is not held on or before June 19, 2015, or if the Sale Hearing is delayed due to the Bankruptcy Court’s unavailability, the next Business Day on which the Bankruptcy Court is available;

(iv)

the Bankruptcy Court has not entered the Sale Procedures Order on or before April 10, 2015, unless otherwise extended by agreement of the Parties;

(v)

the Auction is not held on or before June 15, 2015;

(vi)

the Closing shall not have occurred by the date that is one hundred eighty (180) days after the date hereof; provided, that the right to terminate this Agreement under this Section 8.1(c)(vi) shall not be available to the Buyers if they shall have been the cause of the failure of the Closing to occur on or prior to such date;

(vii)

the Bankruptcy Court has not entered the Sale Order on or before June 19, 2015, or if approval of the Sale Order is delayed due to the Bankruptcy Court’s unavailability, the next Business Day on which the Bankruptcy Court is available;

(viii)

if the Bankruptcy Case is dismissed or converted to a case under chapter 7 of the Bankruptcy Code, and neither such dismissal nor conversion expressly contemplates the transactions provided for in this Agreement;

(ix)

Sellers withdraw or seek authority to withdraw the Sale Motion;

(x)

a “Termination Date” (as defined in the DIP Credit Agreement) occurs and within five (5) Business Days thereof, (A) the Sellers have not obtained replacement financing and/or (B) the Bankruptcy Court has not (1) authorized the Sellers to use cash collateral in an amount sufficient to fund the Sellers through the Closing and (2) enjoined the Agent and the Lenders (each as defined under the DIP ABL Credit Agreement) from exercising remedies under the DIP ABL Credit Agreement;

(xi)

a Material Adverse Effect has occurred;

(xii)

notices of assumption of the Transferred Contracts, including designation of Cure Claims, are not served on all material parties by the twenty-eighth (28th) Business Day following the Sale Procedures Hearing;

(xiii)

(A) the Buyers have provided the Sellers with written notice that they are prepared to consummate the transactions contemplated by this Agreement, (B) the conditions to Closing set forth in Section 7.1 and Section 7.2 have been satisfied (or waived by the Sellers), other than those conditions that by their nature can only be satisfied at the Closing, and (C) the Closing Date does not occur within ten (10) Business Days of the Buyers providing the Sellers with such notice;

(xiv)

the Sellers publicly announce any plan of reorganization or plan of liquidation or support any such plan filed by any other party; or

(xv)

for any reason (including, without limitation, an order of the Bankruptcy Court), the Buyers are unable, pursuant to Section 363(k) of the Bankruptcy Code, to credit bid up to the full amount of the Liabilities under the Term Loan Facilities in satisfaction of all or any portion of the Purchase Price (other than the Cash Component) as set forth in Section 2.7;

(d)

by Seller Parent, if:

(i)

Sellers are not in material breach of this Agreement and the Buyers breach or fail to perform in any respect any of their representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (A) has rendered the satisfaction of any condition set forth in Section 7.3 impossible and (B)

Buyers has failed to cure such breach within fifteen (15) days following receipt of notification thereof by Seller;

(ii)

the Closing shall not have occurred by the date that is three hundred sixty-five (365) days after the date hereof; provided, that the right to terminate this Agreement under this Section 8.1(d)(ii) shall not be available to Seller Parent if any Seller shall have been the cause of the failure of the Closing to occur on or prior to such date; or

(iii)

(A) the Sellers have provided the Buyers with written notice that they are prepared to consummate the transactions contemplated by this Agreement, (B) the conditions to Closing set forth in Section 7.1 and Section 7.3 have been satisfied (or waived by the Buyer), other than those conditions that by their nature can only be satisfied at the Closing, and (C) the Closing Date does not occur within ten (10) Business Days of the Sellers providing the Buyers with such notice.

The Party seeking to terminate this Agreement pursuant to this Section 8.1 (other than Section 8.1(a)) shall, if such Party is Seller Parent, give prompt written notice of such termination to the Buyer, and if such Party is a Buyer, give prompt written notice of such termination to the Sellers.

Section 8.2

Effect of Termination.

(a)

In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party except (i) for the provisions of Section 3.20 and Section 4.5 relating to broker’s fees and finder’s fees, Section 5.8 relating to public announcements, Section 9.2 relating to fees and expenses, Section 9.6 relating to notices, Section 9.9 relating to third-party beneficiaries, Section 9.10 relating to governing law, Section 9.11 relating to submission to jurisdiction and this Article VIII and (ii) that nothing herein shall relieve any Party from liability for any willful and material breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

(b)

In the event of termination of this Agreement as provided in Section 8.1(d)(i) or (iii), the Minimum Deposit shall be retained by the Sellers for their own account. Notwithstanding anything to the contrary contained in this Agreement, if any Buyer shall default under or breach any of its obligations in this Agreement, the Minimum Deposit shall constitute Sellers’ full and complete liquidated damages; provided that the Sellers specifically reserve the right to seek specific performance against the Buyers in respect of any claim against the Buyers arising under this Agreement pursuant to Section 9.15.  The Sellers shall be entitled to pursue both a grant of specific performance and the Minimum Deposit as liquidated damages hereunder; provided, further, that the Sellers shall not be entitled to both specific performance and the Minimum Deposit and in the event that the Buyers are compelled to, and in fact, consummate the transaction pursuant to Section 9.15, the Minimum Deposit shall not be paid over to the Sellers as damages and instead shall be applied in respect of the Purchase Price as provided in Section 2.8.

(c)

If the Buyers are not the Successful Bidder or the Back-Up Bidder at the Auction, the Sellers shall promptly (but in any event within two (2) Business Days of such termination) cause the Escrow Agent to return to Buyers the Minimum Deposit by wire transfer of immediately available funds, and the return thereof shall, except as specified in Section 8.2(d) or Section 8.3, constitute the sole and exclusive remedy of Buyers in the event of such a termination hereunder.

(d)

If, following entry of the Sale Procedures Order, this Agreement is terminated in the circumstances set forth in Section 8.3(a) or Section 8.3(b), then the Sellers, jointly and severally, shall pay to Buyers the Break-Up Fee and/or the Expense Reimbursement Amount, as applicable, subject to and in accordance with Section 8.3(a) and Section 8.3(b), and Buyers’ right to enforce payment thereof shall survive the termination of this Agreement.

Section 8.3

Break-Up Fee; Expense Reimbursement Amount.

(a)

If this Agreement is terminated following entry of the Sale Procedures Order pursuant to Section 8.1(b)(ii), then the Sellers, jointly and severally, shall pay in cash to the Buyers, subject to the consummation of the Alternative Transaction upon the closing of such Alternative Transaction, a break-up fee of 2.0% of the Purchase Price (the “Break-Up Fee”) by wire transfer of immediately available funds to the account specified by the Buyers to the Sellers in writing.

(b)

If this Agreement is terminated in accordance with the terms set forth in Section 8.1 (other than any termination pursuant to Section 8.1(a), Section 8.1(b)(i) or Section 8.1(d)), then the Sellers, jointly and severally, shall pay to the Buyers in cash not later than (i) in the case of a termination pursuant to Section 8.1(b)(ii), the closing of an Alternative Transaction and (ii) two (2) Business Days following receipt of documentation supporting the request for reimbursement of out-of-pocket costs, fees and expenses, an amount equal to the reasonable out-of-pocket costs, fees and expenses incurred by the Buyers and its Affiliates (including fees and expenses of legal, accounting and financial advisors) in connection with the development, execution, delivery and approval by the Bankruptcy Court of this Agreement and the transactions contemplated hereby in an amount not to exceed 1.5% of the Purchase Price (the “Expense Reimbursement Amount”), in each case by wire transfer of immediately available funds to an account specified by the Buyers to the Sellers in writing.  The Sellers’ obligation to pay the Expense Reimbursement Amount pursuant to the terms of this Section 8.3(b) shall be subordinate to the obligations under the DIP Credit Agreement and DIP ABL Credit Agreement and to the “Carve-Out” (as defined therein).

(c)

The obligations of the Sellers to pay the Break-Up Fee and the Expense Reimbursement Amount as provided herein shall be entitled to superpriority administrative expense status pursuant to Sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code, senior to all other general administrative expense claims and superpriority administrative expense claims granted such status pursuant to Sections 503(b)(1) and 507(a)(2) other than superpriority administrative expense claims granted in favor of the DIP Credit Parties, in the Bankruptcy Case.

(d)

The Sellers agree and acknowledge that the Buyer’s due diligence, efforts, negotiation, and execution of this Agreement have involved substantial investment of management time and have required significant commitment of financial, legal, and other resources by the Buyers and their Affiliates, and that such due diligence, efforts, negotiation, and execution have provided value to the Sellers and, in the Sellers’ reasonable business judgment, is necessary for the preservation of the value of the Sellers’ estate.  The Sellers further agree and acknowledge that the Break-Up Fee and Expense Reimbursement Amount are reasonable in relation to Buyers’ efforts, Buyers’ lost opportunities from pursuing this transaction, and the magnitude of the transactions contemplated hereby.  The provision of the Break-Up Fee and the Expense Reimbursement Amount is an integral part of this Agreement, without which the Buyers would not have entered into this Agreement.  The Sellers’ obligation to pay the Break-Up Fee and Expense Reimbursement Amount shall be joint and several among the Sellers.

ARTICLE IX
GENERAL PROVISIONS

Section 9.1

Nonsurvival of Representations, Warranties and Covenants.  The respective representations, warranties and covenants of the Sellers and the Buyers contained in this Agreement and the Ancillary Agreements and any certificate delivered pursuant hereto shall terminate at, and not survive, the Closing or Termination Date; provided, that this Section 9.1 shall not limit any covenant or agreement of the Parties that by its terms requires performance after the Closing.

Section 9.2

Fees and Expenses.  Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the Party incurring such fees or expenses, whether or not such transactions are consummated.  In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by the other.  The Buyers shall pay the cost of all filing fees with respect to any consents from any Governmental Authority, including with any Antitrust Authority or in regard to any Antitrust Law, payable upon or in connection with, and all surveys, title insurance policies and title reports obtained in connection with, this Agreement and the transactions contemplated hereby.

Section 9.3

Transition of Permits.  To the extent that the Buyers have not, using reasonable best efforts obtained all of the Permits that are necessary for the Buyers to take title to all of the Transferred Assets at the Closing and thereafter operate all aspects of the Business at the Closing, Sellers shall, to the extent permitted by applicable Laws, use reasonable best efforts (which efforts shall be subject to any winding-down of operations and related capabilities of the Sellers post-Closing) to maintain after the Closing such Permits that the Buyers reasonably request, at the Buyers’ sole expense, until the Buyers have obtained such Permits.  The Buyers shall indemnify the Sellers for and hold the Sellers harmless against any claim, expense, or liability incurred without bad faith or willful misconduct on the part of the Sellers in connection with the Buyers’ use of such Permits.

Section 9.4

Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.

Section 9.5

Waiver.  No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  Any agreement on the part of either Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

Section 9.6

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, (c) on the day of transmission if sent via e-mail transmission to the e-mail address(es) given below during regular business hours on a Business Day and, if not, then on the following Business Day or (d) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i)

if to the Sellers, to:

The Standard Register Company
600 Albany Street
Dayton, Ohio 45417
Attention:  General Counsel
E-mail:  Gerald.Sowar@standardregister.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
Attention:  Barbara L. Becker
Facsimile: (212) 351-6202
E-mail:  bbecker@gibsondunn.com

(ii)

if to the Buyer, to:

Standard Acquisition Holdings, LLC
c/o Silver Point Finance, LLC
2 Greenwich Plaza, First Floor
Greenwich, CT 06830
Attention:  General Counsel
Facsimile: (203) 542-4524
E-mail:  creditadmin@silverpointcapital.com
Email:  adinello@silverpointcapital.com
Email:  tmontague@silverpointcapital.com
Email: ops-spintralinks@silverpointcapital.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive
Chicago, Illinois 60606
Attention:  Kimberly A. deBeers
Attention: Ron E. Meisler

Facsimile: (312) 407-8576

E-mail: kimberly.debeers@skadden.com
E-mail: ron.meisler@skadden.com

Section 9.7

Interpretation.  When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement.  The term “or” is not exclusive.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  References to days mean calendar days unless otherwise specified.

Section 9.8

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) and the Ancillary Agreements constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the Parties with respect to the subject matter hereof and thereof.  Neither this Agreement nor any Ancillary Agreement shall be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.  Notwithstanding any oral agreement or course of conduct of the Parties or their Representatives to the contrary, no Party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

Section 9.9

Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (including employees of the Sellers) other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.10

Governing Law.  Except to the extent of the mandatory provisions of the Bankruptcy Code, this Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby (in contract or tort) shall be governed by, and construed in accordance with the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York; provided, however, to the extent required by the law of Mexico or any state thereof, or Canada, certain Ancillary Agreements shall be governed by the law of Mexico, or an applicable state thereof, or Canada.

Section 9.11

Submission to Jurisdiction.  Without limitation of any Party’s right to appeal any Order of the Bankruptcy Court, (x) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby and (y) any and all claims relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent and submit to the exclusive jurisdiction and venue of the Bankruptcy Court and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Action or proceeding; provided, however, that, if the Bankruptcy Case is closed, each of the Parties irrevocably agrees that any Action or proceeding arising out of or relating to this Agreement brought by another Party or its successors or assigns shall be heard and determined in a Delaware state court or a federal court sitting in Delaware, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient.  Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.12

Disclosure Generally.  Notwithstanding anything to the contrary contained in the Disclosure Schedules or in this Agreement, the information and disclosures contained in any Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Disclosure Schedule as though fully set forth in such Disclosure Schedule for which applicability of such information and disclosure is reasonably apparent on its face.  The fact that any item of information is disclosed in any Disclosure Schedule shall not be construed to be an admission by any Party to any third party of any liability or obligation or to mean that such information is required to be disclosed by this Agreement.  Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 9.13

Personal Liability.  This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Sellers or the Buyers or any officer, director, employee, Representative or investor of any Party hereto.

Section 9.14

Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Seller without the prior written consent of the Buyers, and by the Buyers without the prior written consent of Seller Parent, and any such assignment without such prior written consent shall be null and void; provided, however, that no assignment shall limit the assignor’s obligations hereunder.  Notwithstanding the foregoing, Buyers may,  assign any of their rights and/or obligations under this Agreement to any of their Affiliates, subject to Buyers providing evidence reasonably satisfactory to Seller Parent that any such assignee has the ability to fully discharge perform and discharge the obligations of the assignor hereunder.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 9.15

Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement; provided, that the Sellers shall not be entitled to both specific performance and the Minimum Deposit and in the event that the Buyers are compelled to, and in fact, consummate the transaction pursuant to this Section 9.15, the Minimum Deposit shall not be paid over to the Sellers as damages and instead shall be applied in respect of the Purchase Price as provided in Section 2.8.  Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 9.16

Currency.  All references to “dollars” or “$” or “US$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement.

Section 9.17

Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 9.18

Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.19

Counterparts.  Notwithstanding anything else herein to the contrary, this Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 9.20

Facsimile or .pdf Signature.  This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 9.21

Time of Essence.  Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Section 9.22

No Punitive Damages.  The Parties hereto expressly acknowledge and agree that no Party hereto shall have any liability under any provision of this Agreement for any punitive damages relating to the breach or alleged breach of this Agreement.

Section 9.23

No Presumption Against Drafting Party.  Each of the Buyers and the Sellers acknowledges that each Party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

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IN WITNESS WHEREOF, the Sellers and the Buyers have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE STANDARD REGISTER COMPANY By: ________________________________ Name: Title:

STANDARD REGISTER INTERNATIONAL, INC. By: ________________________________ Name: Title:

STANDARD REGISTER TECHNOLOGIES, INC. By: ________________________________ Name: Title:

STANDARD REGISTER HOLDING COMPANY By: ________________________________ Name: Title:

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

STANDARD REGISTER TECHNOLOGIES CANADA ULC By: ________________________________ Name: Title:

STANDARD REGISTER MEXICO HOLDING COMPANY By: ________________________________ Name: Title:

STANDARD REGISTER HOLDING, S. DE R.L. DE C.V. By: ________________________________ Name: Title:

STANDARD REGISTER SERVICIOS, S. DE R.L. DE C.V. By: ________________________________ Name: Title:

STANDARD REGISTER DE MEXICO, S. DE R.L. DE C.V. By: ________________________________ Name: Title:

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

IMEDCONSENT, LLC By: ________________________________ Name: Title:

STANDARD REGISTER OF PUERTO RICO INC. By: ________________________________ Name: Title:

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

STANDARD ACQUISITION HOLDINGS, LLC By: ________________________________ Name: Title:

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT